Exhibit 10.8

Return to:  (enclose self-addressed stamped envelope)

Name:


Address:


This Instrument Prepared by:
         Ruden, McClosky, Smith,
         Schuster & Russell, P.A.
         5150 No. Tamiami Trail
         Newgate Tower, Suite 602
         Naples, FL 34103

SPACE ABOVE THIS LINE FOR PROCESSING DATA
                                       SPACE ABOVE THIS LINE FOR PROCESSING DATA


                           DECLARATION OF CONDOMINIUM
           OF FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


         LELY GOLF VILLAS I LIMITED PARTNERSHIP, a Delaware limited partnership, ("Developer"), hereby makes this Declaration of Condominium of Fala Bella Resort and Golf Club of Naples, a Condominium ("Declaration") to be recorded amongst the Public Records of Collier County, Florida ("County"), where the "Land" (as hereinafter defined) is located, and states and declares:

                             1. SUBMISSION STATEMENT

         Developer is the owner of record of the "Condominium Property" (as hereinafter defined) and does hereby submit "Phase 1" (as hereinafter defined) and the "Roadway, Parking and Lakes Tract 1" (as hereinafter defined) to condominium ownership pursuant to the Condominium Act, Chapter 718, Florida Statutes, as amended through the date of recording this Declaration amongst the Public Records of the County ("Act").

                               2. NAME AND ADDRESS

         The name of this condominium is Fala Bella Resort and Golf Club of Naples, a Condominium ("Condominium"). The street address of the Condominium is 100 Mahogany Run Lane, Naples, Florida 34114.

                           3. PHASE CONDOMINIUM - LAND

         The land which will have become part of the Condominium Property when, as and if all of the "Phases", "Commercial Phases", "Initial Association Property", and "Subsequent Association Property" (all as hereinafter defined) are added to the Condominium Property is described in Exhibit



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A ("Land") attached hereto and made a part hereof.  The legal description of the portion of the Land ("Initial Phase Land") constituting "Phase 1" of the Condominium Property (as hereinafter defined) is set forth on Exhibit B attached hereto and made a part hereof, and the legal description of the portion of the Land ("Initial Association Property") constituting "Roadway, Parking and Lakes Tract 1" of the Condominium Property is also set forth on said Exhibit B. The legal descriptions of the portions of the Land constituting each "Subsequent Phase" (Phases 2 through 17, and Commercial Phases 1 through 4) (all as hereinafter defined) of the Condominium Property, are also set forth on said Exhibit B. All of said Exhibit B is subject to the terms and provisions set forth in the Survey Notes contained in said Exhibit B.

                                 4. DEFINITIONS

         The terms contained in this Declaration shall have the meanings given in the Act and, for clarification, the following terms have the following meanings:

         4.1. "Act" means the Condominium Act, Chapter 718, Florida Statutes, as amended through the date of recording this Declaration amongst the Public Records of the County.

         4.2. "Articles" mean the Articles of Incorporation of the Condominium Association, attached as Exhibit C and incorporated herein by reference, and any amendments thereto.

         4.3. "Assessments" mean the assessments for which all Condominium Unit Owners are obligated to the Condominium Association and include:

                  4.3.1. "Annual Assessment", which includes, but is not limited to, each Condominium Unit Owner's annual share of funds required for the payment of Common Expenses as determined in accordance with this Declaration; and

                  4.3.2. "Special Assessments" which include any Assessments levied by the Board in addition to the Annual Assessment and are more particularly described in Paragraph 21.3 herein.

         4.4. "Assignment and Assumption" means that certain Assignment and Assumption between Developer and Lely Golf Villas II Limited Partnership, a Delaware limited partnership, recorded in Official Records Book , Page , of the Public Records of the County, and all amendments thereto.

         4.5. "Association Property" means the Initial Association Property (as hereinafter defined) collectively with the Subsequent Association Property (as hereinafter defined), all of which are Common Elements of the Condominium.

         4.6. "Board" means Board of Directors of the Condominium Association.

         4.7. "Building" means a structure artificially built up or composed of parts joined together in some definite manner, the use of which requires a more or less permanent location on the ground, or which is attached to something having a permanent location on the ground. The term shall be construed as if followed by the words "or part thereof." The term includes, without limitation, all structures containing Commercial and/or Residential Units.




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         4.8. "Bylaws" means the Bylaws of the Condominium Association, attached hereto as Exhibit D and incorporated herein by reference, and any amendments thereto.

         4.9. "CDD" means the uniform community development district known as Lely Community Development District, which has the power to impose taxes or assessments, or both taxes and assessments, on this property through a special taxing district. These taxes and assessments pay the construction, operation, and maintenance costs of certain public facilities of the district and are set annually by the governing board of the district. These taxes and assessments are in addition to county and all other taxes and assessments provided for by law.

         4.10. a. "Commercial Phase" means a Subsequent Phase which is permitted by the terms of this Declaration to be utilized for commercial, non-residential purposes, which may become part of the Condominium Property by recording this Declaration or an amendment hereto.

                  b. "Commercial Unit" means a Condominium Unit which is permitted by the terms of this Declaration to be utilized for commercial, non-residential purposes.

         4.11.    "Common Elements" mean:

                  4.11.1. The Condominium Property, other than the Condominium Units;

                  4.11.2. Easements through the Condominium Units for conduit ducts, plumbing, wiring and other facilities for furnishing of utility services to Condominium Units and the Common Elements;

                  4.11.3. An easement of support in every portion of a Condominium Unit which contributes to the support of a "Building" (as defined herein) submitted to condominium ownership;

                  4.11.4. Property and installations required for the furnishing of utility services and other services for more than one Condominium Unit, the Common Elements, or a Condominium Unit other than the Condominium Unit containing the installation; and

                  4.11.5. Such portion or portions of the Land, when, as and if same are submitted to condominium ownership, as Association Property, or otherwise.

                  4.12. "Common Expenses" mean common expenses for which the Condominium Unit Owners are liable to the Condominium Association as defined in the Act and as described in the Neighborhood Documents, and include:

                  4.12.1. The expenses for the operation, maintenance, repair or replacement of the Common Elements, costs of carrying out the powers and duties of the Condominium Association, cost of fire and extended coverage insurance; and

                  4.12.2. Any other expenses designated, not inconsistent with the Act or this Declaration, as Common Expenses from time to time by the Board.

                  4.13. "Community Association" means the Lely Resort Master Property Owners Association, Inc., a Florida corporation not for profit, organized to administer the Community Declaration and having among its members, all owners of fee simple title to a "Plot", which includes



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condominium units together with the undivided share of the common elements which is appurtenant to the unit, and which is subject to assessment by the Community Association (as such terms are defined in the Community Declaration), including the Condominium Unit Owners.

         4.14. "Community Declaration" means the Declaration of General Covenants, Conditions and Restrictions for Lely Resort recorded in Official Records Book 1513, Page 835, of the Public Records of the County and all amendments thereto, whereby portions of the real property at Lely Resort are set aside from time to time by the declarant of the Community Declaration in accordance with the plan for development set forth therein and whereby the maintenance of the land areas designated therein as "Common Areas", and other responsibilities of the Community Association, are made specifically applicable to Condominium Unit Owners, to be collected by the Community Association from either the Condominium Unit Owner or the applicable Neighborhood Association via dues and initial, annual or special assessments, as provided therein. The Declaration of Neighborhood Covenants for Fala Bella Resort and Golf Club of Naples and Accompanying Check- In Facility recorded in Official Records Book * , Page * , of the Public Records of the County ("Neighborhood Declaration") is the document which designates Fala Bella Resort and Golf Club as a "Neighborhood" under the provisions of the Community Declaration.

         4.15.  "Community  Documents"  mean  the  Community  Declaration,   the
Neighborhood Declaration, the Articles of Incorporation and Bylaws of the Community Association, any rules and regulations promulgated by the Community Association and all of the documents and instruments referred to therein, and any amendments to any of the documents thereto.

         4.16. "Condominium" means that portion of the Land in Fala Bella Resort and Golf Club described in Exhibit A attached hereto and the improvements thereon which may be submitted to condominium ownership pursuant to this Declaration, as the same may be amended from time to time.

         4.17. "Condominium Association" means Fala Bella Resort and Golf Club of Naples Condominium Association, Inc., a Florida corporation not for profit, organized to administer Fala Bella Resort and Golf Club (other than the rental management of Resort Units and the operation of the Commercial Units), including each Phase of this Condominium and having as its members the Condominium Unit Owners and, subject to the other provisions of this Declaration, owners of any other condominium created within Fala Bella Resort and Golf Club. The Condominium Association is a "Neighborhood Association" (as defined in the Community Documents).

         4.18. "Condominium Property" means the real property submitted to condominium ownership as part of the Condominium and all improvements thereon, including, but not limited to, the Condominium Units, the Association Property, and all Common Elements. All easements within the Condominium Property described and set forth in this Declaration are intended to comply with Section
718.104(4)(m) of the Act. Notwithstanding anything contained herein to the contrary, however, the term "Condominium Property" shall not include any telecommunications lines and equipment owned by a utility and/or telecommunication firm(s) and/or other legal entity(ies) which have contracted with or have imposed other legal requirements upon Developer, the Community Association and/or the Condominium Association to provide a utility or telecommunications service and/or equipment nor shall Condominium Property include telecommunications equipment, if any, owned by Developer, the title to which is hereby specifically reserved unto Developer, and its successors and/or assigns. No portion of the land within any Subsequent Phase or any Subsequent Association Property (as hereinafter defined) shall be included in the term "Condominium Property"



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until and unless such  Subsequent  Phase or Subsequent  Association  Property is
submitted to condominium ownership by amendment to this Declaration.

         4.19. "Condominium Unit" means "unit" as described in the Act and is that portion of the Condominium Property within the Condominium which is subject to exclusive ownership. Condominium Units include both Resort Units and Commercial Units.

         4.20. "Condominium Unit Owner" or "Owner" means "unit owner," as defined in the Act, and is the owner of a Condominium Unit.

         4.21.    "County" means Collier County, Florida.

         4.22. "Developer" means Lely Golf Villas I Limited Partnership, a Delaware limited partnership, its grantees, successors and assigns. Developer shall have the right to assign any and all of the rights and privileges reserved for Developer under this Declaration and the other Neighborhood Documents. A Condominium Unit Owner shall not, solely by the purchase of a Condominium Unit, be deemed a successor or assign of Developer or of the rights of Developer under the Neighborhood Documents unless such Condominium Unit Owner is specifically so designated as a successor or assign of such rights in the instrument of conveyance or any other instrument executed by Developer. Developer is the developer of the Condominium, and not the master developer of Lely Resort.

         4.23.   "Declaration"   means  this  document  and  any  amendments  or
supplements hereto.

         4.24. "Fala Bella Resort and Golf Club " means a portion of the real property within Lely Resort, more particularly described on Exhibit A hereto, upon which Developer intends to develop the Condominium. Fala Bella Resort and Golf Club is one of the "Neighborhoods" (as defined in the Community Declaration) within Lely Resort. The Initial Phase and the Initial Association Property shall initially be the portions of Fala Bella Resort and Golf Club upon which the Developer shall develop the Condominium; however, Developer has reserved the right to develop additional condominium developments and/or non-condominium developments in the overall proposed Fala Bella Resort and Golf Club.

         4.25. "Fala Bella Resort and Golf Club Condominium(s)" means the condominium or condominiums in Fala Bella Resort and Golf Club which are the subject of a Declaration, including, but not limited to, Fala Bella Resort and Golf Club Naples, a Condominium.

         4.26. "Fala Bella Resort and Golf Club of Naples, a Condominium" means the initial condominium in Fala Bella Resort and Golf Club which is the subject of this Declaration.

         4.27. "Institutional Mortgagee" means any lending institution having a mortgage lien upon a Condominium Unit, including, but not limited to, any of the following institutions or entities: (i) a federal or state savings and loan association or bank doing business in the State of Florida or a life insurance company doing business in Florida which is approved by the Commissioner of Insurance of the State of Florida, or bank or real estate investment trust, or a mortgage banking company licensed to do business in the State of Florida, or any subsidiary thereof licensed or qualified to make mortgage loans in the State of Florida or a New York State banking corporation or a national banking association chartered under the laws of the United States of America; or (ii) any and all investing or lending institutions ("Lender") which have loaned money to Developer in order to



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enable Developer to acquire, or construct improvements upon, any portion of Fala
Bella Resort and Golf Club and which holds a first mortgage upon such portion of Fala Bella Resort and Golf Club as security for such loan; or (iii) any pension or profit sharing funds qualified under the Internal Revenue Code; or (iv) the Veterans Administration or the Federal Housing Administration or the Department of Urban Development or other lenders generally recognized in the community as institutional lenders; or (v) such other Lenders as the Board shall hereafter designate as such in writing which have acquired a mortgage upon a Condominium Unit; or (vi) any "Secondary Mortgage Market Institution", including Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and such other Secondary Mortgage Market Institution as the Board shall hereafter designate as such in writing which has acquired a mortgage upon a Condominium Unit; or (vii) Developer, its successors and assigns.

         4.28. "Interest" means the maximum nonusurious interest rate allowed by law on the subject debt or obligation and, if no such rate is designated by law, then eighteen percent (18%) per annum.

         4.29. "Legal Fees" mean: (i) reasonable fees for attorney and paralegal services incurred in negotiation and preparation for litigation, whether or not an action is actually begun, through and including all trial and appellate levels and post-judgment proceedings; and (ii) court costs through and including all trial and appellate levels and post-judgment proceedings.

         4.30. "Lely Resort" means the name given to the planned development being developed by the declarant of the Community Association in the County in accordance with the Community Declaration.

         4.31. "Limited Common Element" means those Common Elements which are reserved for the use of certain Condominium Units to the exclusion of other Condominium Units as more particularly described in Paragraph 6.2 hereof.

         4.32. "Listed Mortgagee" means the holder, insurer, or guarantor of a mortgage encumbering a Condominium Unit of which the Condominium Association has been notified pursuant to Paragraph 30.3 herein.

         4.33. "Neighborhood Documents" mean in the aggregate this Declaration, the Articles, Bylaws, any rules and regulations promulgated by the Condominium Association, all of the instruments and documents referred to therein and executed in connection with this Condominium, and all amendments to the foregoing.

         4.34. "Phase" or "Phases" mean that portion of the Land and improvements thereon, as contemplated by Section 718.403 of the Act, which may become part of the Condominium Property by recording this Declaration or an amendment hereto.

         4.35.    "Public Records" mean the Public Records of the County.

         4.36 "Rental Program Agreement" means those certain Rental Program Agreements between Lely Golf Villas II, a Delaware limited partnership, and individual Resort Unit Owners, in such form as adopted by Lely Golf Villas II pursuant to its right under the Assignment and Assumption, and all amendments thereto, whereby each Resort Unit is made available for transient lodging in accordance with the plan for use set forth therein.



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         4.37 "Resort Unit" means a  Condominium  Unit which is permitted by the terms of this Declaration to be utilized only for residential or transient lodging purposes.

         4.38. "Subsequent Phases" mean those portions of the Land and improvements thereon, which Developer may, but shall not be obligated to, submit to the Condominium Property, in whole or in part, and shall consist of Phases 2 through 17, and Commercial Phases 1 through 4.

         4.39.  "Use and Access  Agreement"  means that  certain  Use and Access
Agreement for Lely Golf Villas between Golf Enterprises, Inc., a Kansas corporation, and the Developer, recorded in Official Records Book 2398, Page 521 et seq., of the Public Records of the County, and all amendments thereto.

                        5. DESCRIPTION OF IMPROVEMENTS -
                 INITIAL PHASE AND INITIAL ASSOCIATION PROPERTY

         5.1. Description of Improvements-Initial Phase - Resort Unit Numbering System

                  A portion of the Land and improvements (collectively "Initial Phase") being submitted to condominium ownership pursuant to this Declaration are described on the "Initial Phase Survey" (as hereinafter defined). The improvements in the Initial Phase include one (1) two (2)-story residential Building which contains ten (10) Resort Units, each of which is designated by a three or more digit number representing the following: the building number (one or two digits as is appropriate), followed by the floor number (a '1' for first-floor units, and a '2' for second-floor units), and finally the unit location number. The unit location number is determined by assigning a '1' to the Resort Units on the far left of each Resort Unit Building when facing such Building, and counting off sequentially (i.e., 1, 2, 3, etc.) to the right until the last Resort Unit has been assigned a unit location number. Unit location numbers start back at '1' on the same system when determining unit location numbers for second-floor Resort Units. For example, Resort Unit 113 is located in Building 1, is on the first floor, and is at unit location number 3 (the center first-floor Resort Unit in a 10 Resort Unit Building); as another example, Resort Unit 1621 is located in Building 16, is on the second floor, and is the Resort Unit farthest to the left as determined when facing the Building. Resort Units are so referred to herein and in the Exhibits hereto. No Condominium Unit bears the same designation as any other Condominium Unit in the Condominium.

         5.2.     Initial Phase Survey

                  Annexed hereto as part of Exhibit B and made a part hereof is the Survey, Plot Plan and Graphic Description of Improvements for the Initial Phase which includes a survey of the land in the Initial Phase, a graphic description of the improvements in which the Condominium Unit and the Common Elements are located and a plot plan thereof (all of which are herein collectively referred to as the "Initial Phase Survey"). The Initial Phase Survey shows and identifies thereon the Common Elements and every Condominium Unit, its relative location and its approximate dimensions. There is attached to the Initial Phase Survey and made a part of this Declaration a certificate of a surveyor prepared, signed and conforming with the requirements of Section 718.104(4)(e) of the Act.

         5.3.     Description of Improvements-Initial Association Property



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                  A portion of the Land and improvements  (collectively "Initial
Association Property") being submitted to condominium ownership pursuant to this Declaration are described on the "Initial Association Property Description" (as hereinafter defined). The improvements in the Initial Association Property include but are not limited to roadways, parking facilities, and lakes.

         5.4.     Initial Association Property Description

                  A part of Exhibit B attached hereto is the legal description for the Initial Association Property, an accompanying sketch which provides a graphic description of the improvements on the Initial Association Property, and a plot plan which includes a depiction of the Roadway, Parking and Lakes Tract 1 (the Initial Association Property) (all of which are herein collectively referred to as the "Initial Association Property Description"). There is attached to the Initial Association Property Description and made a part of this Declaration a certificate of a surveyor prepared, signed and conforming with the requirements of Section 718.104(4)(e) of the Act.

               6. DESCRIPTION OF IMPROVEMENTS IN SUBSEQUENT PHASES

         6.1.     Subsequent Phases

                  6.1.1. Condominium Property. Developer is developing the Condominium Property as a phase condominium as provided for by Section 718.403 of the Act. In addition to the portion of the Land and improvements described on the Initial Phase Survey being submitted to condominium ownership pursuant to this Declaration, Developer contemplates that all or a portion of the Subsequent Phases may, by amendment or amendments hereto, be added to the Condominium Property as an additional Phase or additional Phases. If, as and when Subsequent Phases are added, the Condominium Property shall be enlarged and expanded so as to encompass and include the real property, the improvements thereon, and the easements and rights appurtenant thereto which are submitted to condominium ownership as parts of such Subsequent Phase or Phases.

                  6.1.2. Subsequent Phase Surveys. Annexed hereto as part of Exhibits B hereto are the surveys, plot plans and graphic descriptions of improvements for Phases 2 through 17 and Commercial Phases 1 through 4 ("Phase 2 Survey," "Phase 3 Survey," "Commercial Phase 1 Survey," etc.) (collectively, the "Subsequent Phase Surveys"). Notwithstanding any indications to the contrary herein contained, Developer may make nonmaterial changes in the description(s) of any Subsequent Phase.

                  6.1.3 Subsequent  Association Property  Descriptions.  Annexed
hereto as part of Exhibits B hereto are the surveys, plot plans and graphic descriptions of improvements for the following: Roadway and Parking Tract 2, Common Recreational Tract 1, Common Recreational Tract 2, Spa Tract 1, Spa Tract 2, and the Tennis Court Parcel (collectively hereinafter these tracts and parcels may be referred to as the "Subsequent Association Property";
collectively hereinafter the referenced portions of Exhibit B hereto may be referred to as the "Subsequent Association Property Descriptions"). Notwithstanding any indications to the contrary herein contained, Developer may make nonmaterial changes in the description(s) of any Subsequent Association Property.

                  6.1.4. Resort Unit Minimums and Maximums. While at the time of recordation of this Declaration Developer plans to include the number of Resort Units in Subsequent Phases as set forth in the following chart, the Act requires that the Declaration also set forth the minimum and



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maximum number of Condominium Units which Developer reserves the right to add in each Subsequent Phase, which information with regard to Resort Units is set forth in the following chart:

SUBSEQUENT PHASES   NUMBER OF RESORT BUILDINGS       NUMBER OF RESORT UNITS
-----------------   --------------------------       ----------------------
                                                 Minimum     Planned     Maximum
                                                 -------     -------     -------
17                              1                   8           10         12
2 - 16                         15                  10           12         14

While Developer plans that the general size for each Resort Unit which is a two-bedroom unit will be approximately one thousand and sixty (1,060) air conditioned square feet (excluding the lanai), and the general size for each Resort Unit which is a three-bedroom unit will be approximately one thousand three hundred and twenty (1,320) air conditioned square feet (excluding the lanai), Developer reserves the right to include in the Condominium two-bedroom Resort Units ranging in size from a minimum of eight hundred and fifty (850) air conditioned square feet (excluding the lanai), to a maximum of one thousand two hundred seventy (1,270) air conditioned square feet (excluding the lanai); and three-bedroom Resort Units ranging in size from a minimum of one thousand and sixty (1,060) air conditioned square feet (excluding the lanai), to a maximum of one thousand five hundred and eighty (1,580) air conditioned square feet (excluding the lanai). Square footage for the purposes of this paragraph was computed from the perimetrical boundaries of the Resort Units.

                  6.1.5 Commercial Unit Minimums and Maximums. While at the time of recordation of this Declaration Developer plans to include the number of Commercial Units in Subsequent Phases as set forth in the following chart, the Act requires that the Declaration also set forth the minimum and maximum number of Condominium Units which Developer reserves the right to add in each Subsequent Phase, which information with regard to Commercial Units is set forth in the following chart:

COMMERCIAL
PHASE NUMBERS     NUMBER OF BUILDINGS            NUMBER OF COMMERCIAL UNITS
                                              Minimum     Planned     Maximum
1                   1 (Resort Center)             1           1          1

2-4                 3 (Vending and Storage)       3           3          3

While Developer plans that the general size for each Commercial Unit which is intended for the installation of vending equipment and the storage of linens and other items by the Rental Manager, will be approximately four hundred (400) square feet, and plans that the general size for the Commercial Unit which is intended for use as a Resort Center will be approximately five thousand seven hundred seventy six (5,776) square feet, Developer reserves the right to include in the Condominium Commercial Units intended for vending and storage purposes ranging in size from a minimum of three hundred twenty (320) square feet to a maximum of four hundred eight (480) square feet; and the Commercial Unit intended for a Resort Center ranging in size from a minimum of four thousand six hundred twenty five (4,625) square feet to a maximum of six thousand nine hundred thirty (6,930) square feet. Square footage for the purposes of this paragraph was computed from the perimetrical boundaries of the Commercial Units.

                  6.1.6. Identification of Condominium Unit. Each Resort Unit in any Subsequent Phase, if any such Subsequent Phase is submitted to the Condominium Property pursuant to the "Subsequent Phase Amendment" (as hereinafter defined), shall be identified by an identifying number assigned pursuant to the system set forth in Paragraph 5.1 hereinabove, and as shown on Exhibit B attached hereto. Each Commercial Unit in any Subsequent Phase, if any such Subsequent Phase is submitted to the Condominium Property, shall be identified by a number from 1-4 following the words "Commercial Unit __", as shown on Exhibit B attached hereto. Commercial Unit 1 is Commercial Phase 1, and is identified on Exhibit B as "Resort Center". Commercial Units 2-4 are Commercial Phases 2-4, and are identified on Exhibit B as "Vending Storage. No Condominium Unit in any Subsequent Phase which is added to the Condominium Property shall bear the same identifying number as any other Condominium Unit in the Condominium.

         6.2.     Limited Common Elements

                  6.2.1. Lanais. Each area shown on the Initial Phase Survey or the Subsequent Phase Surveys as a Lanai shall be a Limited Common Element reserved for the exclusive use of the Resort Unit Owner(s) of the Resort Unit adjacent thereto. The structural elements of such Lanais, and any screening of the Lanai, shall be maintained by the Condominium Association. The interior surfaces of the Lanai shall be maintained by the Resort Unit Owner.

                  6.2.1. A/C Land. The land in each Phase upon which is situated all air conditioning equipment located outside a Condominium Unit, including the compressors located adjacent to the Building in which the Condominium Unit is located and the coolant lines between such compressors and the Condominium Unit (the "A/C Land"), shall be a Limited Common Element for the exclusive use of the Condominium Unit served thereby, which air conditioning equipment itself shall be maintained by the Condominium Association.

         6.4.     Subsequent Phases Containing Ten Resort Units

                  Phase 17, if added to the Condominium Property pursuant to this Declaration by an amendment hereto, is intended to consist of the real property more particularly described in the Surveys attached hereto for such Phase and made a part hereof, the improvements which are intended to include one
(1) two (2)-story residential Building containing, in addition to the Common Elements therein, ten (10) Resort Units, and the Common Elements shown on the applicable Survey. The Survey for a particular Phase (as revised prior to the recordation of the Amendment adding such Phase) shall be attached to the Amendment adding such Phase. Developer has not committed to provide any items of personal property for the Common Elements within such Phases, but reserves the right to do so. If such Phase is submitted to the Condominium Property pursuant to an Amendment, such Phase will be completed and the Amendment will be recorded amongst the Public Records no later than the later to occur of (i) seven (7) years from the date of recordation hereof or (ii) the maximum time allowed by law.

         6.5.     Subsequent Phases Containing Twelve Resort Units

                  Each of Phases 2 through 16, if added to the Condominium Property pursuant to this Declaration by an amendment hereto, is intended to consist of the real property more particularly described in the Surveys attached hereto for each such Phase and made a part hereof, the improvements which are intended to include one (1) two (2)-story residential Building containing, in addition to the Common Elements therein, twelve (12) Resort Units, and the Common Elements shown on the applicable Survey. The Survey for a particular Phase (as revised prior to the recordation of the Amendment adding such Phase) shall be attached to the Amendment adding such Phase. Developer has not committed to provide any items of personal property for the Common Elements within such Phases, but reserves the right to do so. If such Phase is submitted to the Condominium Property pursuant to an Amendment, such Phase will be completed and the Amendment will be recorded amongst the Public Records no later than the later to occur of (i) seven (7) years from the date of recordation hereof or (ii) the maximum time allowed by law.

         6.6.     Subsequent Commercial Phases for Vending and Storage

                  Each of Commercial Phases 2 through 4, if added to the Condominium Property pursuant to this Declaration by an amendment hereto, is intended to consist of the real property more particularly described in the Surveys attached hereto for each such Phase and made a part hereof, the improvements which are intended to include a four hundred (400) square feet one-story building intended to be used for the installation of vending machines and equipment and the storage by the Rental Manager of such items as linens, room supplies, cleaning supplies, etc., and any other uses deemed appropriate by the Rental Manager and not in conflict with the operation of the resort, in addition to the Common Elements therein, and the Common Elements shown on the applicable Survey. The Survey for a particular Phase (as revised prior to the recordation of the Amendment adding such Phase) shall be attached to the Amendment adding such Phase. Developer has not committed to provide any items of personal property for the Common Elements within such Phases. If such Phase is submitted to the Condominium Property pursuant to an Amendment, such Phase will be completed and the Amendment will be recorded amongst the Public Records no later than the later to occur of (i) seven (7) years from the date of recordation hereof or (ii) the maximum time allowed by law.

         6.7.     Subsequent Commercial Phase for Resort Center

                  Commercial Phase 1, if added to the Condominium Property pursuant to this Declaration by an amendment hereto, is intended to consist of the real property more particularly described in the Survey attached hereto for such Phase and made a part hereof, the improvements which are intended to include a five thousand seven hundred seventy six (5,776) square feet Resort Center containing a bar and grill and other facilities, in addition to the Common Elements therein, and the Common Elements shown on the applicable Survey. The Survey for this Phase (as revised prior to the recordation of the Amendment adding such Phase) shall be attached to the Amendment adding such Phase. Developer shall provide no items of personal property for the Common Elements within such Phase. If such Phase is submitted to the Condominium Property pursuant to an Amendment, such Phase will be completed and the Amendment will be recorded amongst the Public Records no later than the later to occur of (i) seven (7) years from the date of recordation hereof or (ii) the maximum time allowed by law.

         6.8.     Subsequent Association Property

                  The following tracts and parcels are intended to consist of the real property and improvements therein more particularly designated on the Site Plan, attached as Exhibit E and made a part hereof ("Site Plan"): Roadway and Parking Tract 2, Common Recreational Tract 1, Common Recreational Tract 2, Spa Tract 1, Spa Tract 2, and the Tennis Court Parcel. The Subsequent Association Property are Common Elements. The improvements on the Subsequent Association Property are intended to include without limitation certain parking areas, landscaped areas, recreational facilities, and the storm water management system within Fala Bella Resort and Golf Club. If any such Subsequent Association Property is submitted to the Condominium Property pursuant to an Amendment, any improvements contemplated for such tract or parcel will be completed and the Amendment for such tract or parcel of the Subsequent Association Property will be recorded amongst the Public Records on or prior to the date when control of the Association is turned over to Home Owners other than the Developer. The Condominium Association shall maintain, repair and operate the Condominium Association Property as Common Elements, and the costs and expenses associated with such maintenance and repair shall be a Common Expense.

         6.9.     Changes in Subsequent Phases

                  Notwithstanding any indications to the contrary herein contained, descriptions relating to Phases or Exhibits referred to in this
Article 6 or Articles 5 or 7 hereof, including, but not limited to, legal, graphic, numerical, narrative and the like, are approximations. To the fullest extent permitted by law, Developer reserves the right to change such descriptions as to a Phase by recording an amendment hereto until such time as such Phase is submitted to condominium ownership by recorded instrument in the Public Records of the County. An amendment changing such descriptions shall not require the execution thereof by the Condominium Association, Institutional Mortgagees or any other person, persons or entity unless: (i) Developer changes the proportion by which a Condominium Unit Owner, other than Developer, shares the Common Expenses and the Common Surplus or owns the Common Elements, in which event such Condominium Unit Owner whose share of Common Elements, Common Expenses and Common Surplus is being so changed and the Institutional Mortgagees of record holding mortgages on the affected Condominium Unit must consent in writing thereto; or (ii) such change materially and adversely affects a Condominium Unit Owner, in which event such Condominium Unit Owner and the Institutional Mortgagee of record holding the mortgage on the affected Condominium Unit must consent thereto in writing or such amendment must be adopted in accordance with Article 28 hereof.

         6.10. Addition of Subsequent Phases and Subsequent Association Property - No Prescribed Order

                  Notwithstanding the numerical sequence of the Subsequent Phases or any inference that can be drawn therefrom or from any other provision of the Neighborhood Documents, Developer reserves the right to submit Subsequent Phases to the Condominium Property in any sequence, provided, however, that there shall be submitted as a portion of the Common Elements, if necessary, an easement providing means of ingress and egress from and to any Subsequent Phase which is submitted to the Condominium Property to and from public ways, including dedicated streets.

                              7. PHASE DEVELOPMENT

         7.1.     Impact  of  Subsequent   Phases  and  Subsequent   Association
                  Property on Initial Phase and Initial Association Property

                  7.1.1. Common Elements of Initial Phase; Initial Association Property. The Common Elements as shown on the Initial Phase Survey and included in the Initial Phase will be owned by all Condominium Unit Owners in all Phases submitted to the condominium form of ownership as a portion of the Condominium Property pursuant to this Declaration and amendments hereto, if any. The Initial Association Property is Common Elements by definition within this

Declaration, and will be owned by all Condominium Unit Owners in all Phases submitted to the condominium form of ownership as a portion of the Condominium Property pursuant to this Declaration and amendments hereto, if any.

                  7.1.2. Subsequent Phase Not Added. If any Subsequent Phase does not become part of the Condominium Property, no portion of such Subsequent Phase (including, but not limited to, the portion which would have constituted the Common Elements) shall become a part of the Condominium Property.

                  7.1.3. Common Elements of Subsequent Phases; Subsequent Association Property. If any Subsequent Phase is added to and does become a part of the Condominium Property, then all of the Common Elements constituting a portion of such Subsequent Phase shall become a part of the Common Elements of the Condominium Property, with such Common Elements being owned in undivided shares by all Condominium Unit Owners in all Phases then and thereafter constituting a portion of the Condominium. If any Subsequent Association Property is added to and does become a part of the Condominium Property, then all of such Subsequent Association Property shall become a part of the Condominium Property as Common Elements, with such Common Elements being owned in undivided shares by all Condominium Unit Owners in all Phases then and thereafter constituting a portion of the Condominium

                  7.1.4. Share of Ownership Upon Submission of Only Initial Phase. Each of the Owners in the Initial Phase shall own an undivided interest in the Common Elements, and the undivided interest stated as a percentage of such ownership in said Common Elements, as set forth in Exhibit F, which is annexed to this Declaration and made a part hereof. Notwithstanding these shares of ownership, each Unit shall have as an appurtenance thereto one (1) vote in the Condominium Association.

                  7.1.5. Share of Ownership Upon Submission of Subsequent Phase. If any Subsequent Phase, in addition to the Initial Phase, is submitted to the Condominium Property, then each Owner in all Phases submitted to the Condominium Property shall own an undivided interest in the Common Elements, and the undivided interest stated as a percentage of such ownership in said Common Elements, as set forth in Exhibit F, which is annexed to this Declaration and made a part hereof. Notwithstanding these shares of ownership, each Unit shall have as an appurtenance thereto one (1) vote in the Condominium Association. If all Subsequent Phases are submitted, as planned, to condominium ownership as a portion of Condominium Property pursuant to an amendment or amendments to this Declaration, the total number of Condominium Units shall be two hundred and four
(204), consisting of two hundred (200) Resort Units and four (4) Commercial Units. The number of Condominium Units planned to be included in each Subsequent Phase if, as and when added to the Condominium, are set forth in Paragraphs
6.1.4 and 6.1.5 hereof.

         7.2.     Withdrawal Notice

                  Developer, in its absolute discretion, reserves the right to add or not to add any or all of the Subsequent Phases as part of the Condominium Property. Hence, notwithstanding anything contained in this Declaration to the contrary, no portion of any Subsequent Phase shall be affected or encumbered by this Declaration unless and until such Subsequent Phases are added to the Condominium Property by amendment to this Declaration recorded amongst the Public Records. Notwithstanding the fact that the foregoing portion of this Paragraph 7.2 is self-operative, if Developer determines not to add any or all Subsequent Phases to the Condominium Property,

Developer may, in addition to any action otherwise required by the Act, record amongst the Public Records a notice ("Withdrawal Notice") to the effect that such Subsequent Phase or Subsequent Phases shall not be added to the Condominium Property. Further, should Developer record amongst the Public Records a Withdrawal Notice with respect to one (1) or more, but not all, of the Subsequent Phases, Developer shall retain the right to record additional Withdrawal Notices with respect to any or all of the Subsequent Phases, which were not submitted to the Condominium Property and are not covered by any prior Withdrawal Notice. Notwithstanding anything contained herein to the contrary, in the event Developer records amongst the Public Records one (1) or more Withdrawal Notices, then Developer shall have all rights permissible by law with respect to ownership of the Subsequent Phases covered by any and all such Withdrawal Notices, including, but not limited to, the right to develop such Subsequent Phase and/or Subsequent Phases as one (1) or more separate condominium or non-condominium projects, which may or may not be governed by the Condominium Association.

                     8. UNDIVIDED SHARES IN COMMON ELEMENTS

         8.1.     Appurtenance

                  8.1.1. Ownership of the Common Elements and Membership in the Condominium Association. Each Condominium Unit shall have as an appurtenance thereto one (1) vote in the Condominium Association and an undivided share of ownership in the Common Elements according to the "Schedule of Shares" attached hereto as Exhibit F.

                  8.1.2. Right to Use Common Elements. Each Unit shall have as an appurtenance thereto the right to use all of the Common Elements and Condominium Property of this Condominium in accordance with the Neighborhood
Documents  and  subject  to any  limitations  set  forth  in  such  Neighborhood
Documents.

         8.2.     Share of Common Expenses and Common Surplus

                  The Common Expenses shall be shared and the Common Surplus shall be owned in proportion to each Condominium Unit Owner's share of ownership of the Common Elements.

                               9. VOTING INTERESTS

         9.1.     Voting Interest

                  The Condominium Unit Owner or Condominium Unit Owners, collectively, of the fee simple title of record for each Condominium Unit shall have the right to one (1) vote per Condominium Unit ("Voting Interest") in the Condominium Association, regardless of the number of Phases which have been added to the Condominium Property or the number of Phases which have been created within Fala Bella Resort and Golf Club, as to the matters on which a vote by the Condominium Unit Owners is taken as provided in the Neighborhood Documents and the Act.

         9.2.     Voting By Corporation or Multiple Condominium Unit Owners

                  The Voting Interest of the Condominium Unit Owners of any Condominium Unit owned by more than one (1) person, a corporation or other entity, or by one (1) person and a corporation and/or other entity, or by any combination of the aforesaid, shall be cast by the person

("Voting Member") named in a certificate signed by all of the Condominium Unit Owners of such Condominium Unit or, if appropriate, by properly designated officers, principals or general partners of the respective legal entity which owns the Condominium Unit and filed with the Secretary of the Condominium Association ("Voting Certificate"). In the alternative, a proxy as to a particular meeting may be executed in the same manner as the Voting Certificate. A proxy shall be effective only for the specific meeting for which originally given and any lawfully adjourned meetings thereof; provided, in no event shall any proxy be valid for a period longer than ninety (90) days unless a longer period may be specified by amendment to the Act, in which event such longer period shall apply. If neither a proxy nor a Voting Certificate is on file, the Voting Interest associated with a Condominium Unit where the designation of a Voting Member or execution of a proxy is required shall not be considered in determining the requirement for a quorum or for any other purpose.

         9.3.     Ownership by Husband and Wife

                  Notwithstanding the provisions of Paragraph 9.2 above, whenever any Condominium Unit is owned solely by a husband and wife they may, but shall not be required to, designate a Voting Member. In the event a Voting Certificate designating a Voting Member is not filed by the husband and wife, the following provisions shall govern their right to vote:

                  (i) Where both husband and wife are present at a meeting, each shall be regarded as the agent and proxy for the other for purposes of casting the Voting Interest for each Condominium Unit owned solely by them. In the event they are unable to concur in their decision upon any subject requiring a vote, they shall lose their right to exercise their Voting Interest on that subject at that meeting.

                  (ii) Where only one (1) spouse is present at a meeting, the spouse present may exercise the Voting Interest of the Condominium Unit without establishing the concurrence of the other spouse, absent any prior written notice to the contrary to the Condominium Association by the other spouse. In the event of prior written notice to the contrary to the Condominium Association by the other spouse, the vote of said Condominium Unit shall not be considered in determining the requirement for a quorum or for any other purpose unless such prior notice to the contrary has been withdrawn by a subsequent written notice executed by both husband and wife.

                  (iii) Where neither spouse is present, the person designated in a proxy signed by either spouse may exercise the Voting Interest of the Condominium Unit, absent any prior written notice to the contrary to the Condominium Association by the other spouse or the designation of a different proxy by the other spouse. In the event of prior written notice to the contrary to the Condominium Association or the designation of a different proxy by the other spouse, the vote of said Condominium Unit shall not be considered in determining the requirement for a quorum or for any other purpose.

         9.4.     Voting by Proxy

                  Except as specifically otherwise provided in the Act, Condominium Unit Owners may vote by general proxy, or by limited proxies. Limited proxies and general proxies may be used to establish a quorum. Limited proxies and general proxies may also be used for voting on the matters outlined in Section 718.111(11)(d) of the Act.

         9.5.     Elections

                  The members of the Board shall be elected by written ballot or voting machine in accordance with the provisions of Section 718.112(2)(d)(3) of the Act. Limited proxies may be used to fill vacancies caused by recall pursuant to Rule 61B-23.002(3)(e)2, F.A.C.

                            10. PLAN FOR DEVELOPMENT

         10.1 The plan for development of Fala Bella Resort and Golf Club of Naples includes a maximum of two hundred (200) Resort Units, three (3) Commercial Units intended for vending equipment and linen and associated items storage purposes, and one (1) Commercial Unit designated for use as a Resort Center containing a bar and grill and other facilities, for a maximum total of two hundred and four (204) Condominium Units, together with the Initial Association Property and the Subsequent Association Property.

         10.2. Developer is the developer of Fala Bella Resort and Golf Club in Lely Resort located in the County, and not the developer of Lely Resort. The Community Declaration sets forth the plans for the overall development of Lely Resort. Lely Resort is intended to be developed as a multi-phase planned community comprising residential, institutional and commercial property in accordance with the Community Declaration. Certain developments such as single family, condominium or commercial may be grouped together as a Neighborhood (as defined in the Community Declaration).
         10.3. A uniform community development district known as the Lely Community Development District (the "CDD") has been established pursuant to Florida Statutes Chapter 190 to administer Lely Resort.

         10.4. The Community Association is responsible for the maintenance of community common areas (as described in the Community Declaration). Portions of Lely Resort may be developed around and in conjunction with recreation-type clubs. These clubs may be public, private, equity or non-equity which may own and operate tennis, golf, swimming and social functions. Fala Bella Resort and Golf Club is one of the Neighborhoods in Lely Resort as more particularly described in the Community Declaration.

         10.5. The Neighborhood Declaration which commits the Land to the terms and provisions of the Community Declaration has been recorded.

         10.6. The Community Documents provide for access easements, lake maintenance, drainage and related easements, golf course retrieval easements, utility installation and maintenance easements, wetland reserve access and maintenance easements and landscape easements.

                           11. CONDOMINIUM ASSOCIATION

         11.1.    Purpose of Condominium Association

                  The   Condominium   Association   shall  be  the   condominium
association responsible for the operation of this Condominium and, subject to the other provisions hereof, certain other



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



condominiums created within Fala Bella Resort and Golf Club. Each Condominium Unit Owner shall be a member of the Condominium Association as provided in the Neighborhood Documents. A copy of the Articles are attached hereto as Exhibit C and made a part hereof. A copy of the Bylaws are attached hereto as Exhibit D and made a part hereof.

         11.2.    Member Approval of Certain Condominium Association Actions

                  Notwithstanding anything contained herein to the contrary, the Condominium Association shall be required to obtain the approval of eighty percent (80%) of all Condominium Unit Owners (at a duly called meeting of the Condominium Unit Owners at which a quorum is present) prior to the payment of or contracting for legal or other fees or expenses to persons or entities engaged by the Condominium Association in contemplation of a lawsuit or for the purpose of suing, or making, preparing or investigating any lawsuit, or commencing any lawsuit other than for the following purposes:

                           (i)      the collection of Assessments;

                           (ii)     the   collection   of  other  charges  which
                                    Condominium Unit Owners are obligated to pay pursuant to the Neighborhood Documents;

                           (iii) the enforcement of the use and occupancy restrictions contained in the Neighborhood Documents;

                           (iv) the enforcement of the restrictions of the sale and other transfer of Condominium Units contained in the Neighborhood Documents;

                           (v) in an emergency where waiting to obtain the approval of the Condominium Unit Owners creates a substantial risk of irreparable injury to the Condominium Property or the Condominium Unit Owners but in such event, the aforesaid vote shall be taken with respect to the continuation of the action at the earliest practical date (the imminent expiration of a statute of limitations shall not be deemed an emergency obviating the need for the requisite vote of ninety percent [90%] of the Condominium Unit Owners); or

                           (vi)     filing a compulsory counterclaim.

         11.3.    Acquisition of Property

                  The Condominium Association has the power to acquire title to property or otherwise hold, convey, lease and mortgage Condominium Association Property for the use and benefit of the Members. The purchase and conveyance of real property must be approved by the affirmative vote of sixty percent (60%) of all Condominium Unit Owners (at a duly called meeting of the Condominium Unit Owners at which a quorum is present.)

                  The Condominium Association shall have the right to make or cause to be made structural changes and improvements ("Alterations") of the Common Elements and Limited Common Elements and Condominium Association Property which are approved by the Board and which do not prejudice the right of any Condominium Unit Owner or Institutional Mortgagee. In the event such changes or improvements prejudice the rights of a Condominium Unit Owner or Institutional Mortgagee, the consent of such Condominium Unit Owner or Institutional Mortgagee so prejudiced shall be required before such alterations can be made or caused. If the cost of the Alternations exceed Fifty Thousand Dollars ($50,000), the affirmative vote of fifty-one percent (51%) of the Condominium Unit Owners, in accordance with the Neighborhood Documents, shall be required in addition to such Board approval, and the cost of such Alterations shall be assessed against the Condominium Unit Owners in the manner provided in the Neighborhood Documents.

         11.4.    Conveyance to Condominium Association

                  The Condominium Association is obligated to accept any and all conveyances to it by Developer or the Community Association of a fee simple title, easements or leases to all or portions of their property.

         11.5.    Conveyance by Condominium Association

                  The Condominium Association is empowered to delegate any of its functions or convey any of its property to any governmental unit as may be required or deemed necessary from time to time.

         11.6.    Community Association

                  The Condominium Unit Owners shall be "Members" of the Community Association as described in the Articles of Incorporation of the Community Association. The President of the Condominium Association shall be the "Voting Member" and cast the votes for the Condominium Unit Owners with respect to all Community Association matters requiring a membership vote of the Community Association pursuant to the By-Laws of the Community Association and the Bylaws of the Condominium Association. The Community Association has been organized for the purpose of administering the covenants and obligations relating to the "Common Areas" and Community Association property in Lely Resort as set forth in the Community Declaration. All members of the Condominium Association acquire the benefits to use of the Common Area as described in the Community Declaration and the obligation to pay the "Common Expenses" as set forth in the Community Declaration.

                                  12. EASEMENTS

         12.1.    Perpetual   Nonexclusive   Easement   to  Public   Ways,   the
                  Condominium Property, the Association Property , and the Neighborhood Common Areas

                  The walks and other rights-of-way, if any, in this Condominium as shown on the Site Plan or hereafter located within this Condominium shall be, and the same are hereby declared to be, subject to a perpetual nonexclusive easement for ingress and egress and access to, over and across the same, to public ways, including dedicated streets, the access areas, the Condominium Property, the Association Property, and the Neighborhood Common Areas (as defined in the Community Declaration), which easement is hereby created in favor of all the Condominium Unit Owners in the Condominium now or hereafter existing, and the Rental Manager (as defined in the Rental Program Agreement), for their use and for the use of their family members, guests, lessees or invitees for all proper and normal purposes and for the furnishing of services and facilities for which the same are reasonably intended, including ingress and egress for the furnishing of services by fire protection agencies, police and other authorities of the law, United States mail carriers, representatives of public utilities, including, but not limited to, telephone, electric power, telephone, sewer, water, gas, drainage, irrigation, lighting, television transmission, cable television and communications systems transmission, reception and monitoring, security, garbage and waste removal and the like and for all purposes incidental thereto and other utilities or services authorized by Developer, its successors or assigns to service Condominium Property; and such other persons as Developer from time to time may designate for performing their authorized services. Developer hereby reserves unto itself, its successors, assigns, designees and nominees, and hereby grants to the Condominium Association, the right to grant easements, permits and licenses over the Common Elements and to impose upon the Common Elements henceforth and from time to time such easements and cross-easements for any of the foregoing purposes as it deems to be in the best interests of and necessary and proper for the Condominium. The Condominium Association shall have the right to establish the rules and regulations governing the use and enjoyment of the Common Elements and all easements over and upon same.

         12.2.    Easements and Cross-Easements on Common Elements

                  Inasmuch as the Condominium constitutes a part of Lely Resort, Developer hereby declares that the Common Elements of the Condominium are a Neighborhood Common Area to the Condominium and shall be and the same are hereby duly declared to be subject to perpetual nonexclusive easements in favor of the Community Association, and such appropriate utility, telecommunication and other service companies or the providers of the services hereinafter set forth as may be from time to time designated by Developer to and from all portions of Lely Resort for ingress and egress, and for the installation, maintenance, construction and repair of facilities, including, but not limited to, electric power, telephone, sewer, water, gas, drainage, irrigation, lighting, television transmission, cable television and communications systems transmission, reception and monitoring, security, pest control, garbage and waste removal and the like and for all purposes incidental thereto. Developer hereby reserves unto itself, its successors, assigns, designees and nominees, and hereby grants to the Condominium Association, the right to grant easements, permits and licenses over the Common Elements and to impose upon the Common Elements henceforth and from time to time such easements and cross-easements for any of the foregoing purposes as it deems to be in the best interests of and necessary and proper for the Condominium. Developer also hereby reserves a blanket easement over, under, upon and through the Condominium for any purpose whatsoever.

         12.3.    Condominium Association Property

                  Developer   reserves  the  right  for  itself  to  grant  such
easements over, under, in and upon the Association Property in favor of itself, the Condominium Association, its designees and appropriate utility and other service corporations or companies for ingress and egress for persons and vehicles and to provide power, electric, sewer, water and other utility services and lighting facilities, irrigation, television transmission and distribution facilities, cable television facilities, telecommunications, security service and facilities in connection therewith, pest control, and access to publicly dedicated streets, and the like. In addition, upon the conveyance of any of the Association Property to the Condominium Association, Developer shall be deemed to have thereby granted to the Condominium Association the right to grant such easements over, under, in and upon the Association Property in favor of Developer, the Condominium Association, its designees, and others and appropriate utility and other service corporations or companies for the above-stated purposes. Either Developer or the Condominium Association shall execute, deliver and impose, from time to time, such easements and cross-easements for any of the foregoing purposes and at such location or locations as determined by either Developer or the Condominium Association.

         12.4.    Easement for Encroachments

                  12.4.1. Settlement or Movement of Improvements. All the Condominium Property shall be subject to easements for encroachments, which now or hereafter exist, caused by settlement or movement of any improvements upon such areas or improvements contiguous thereto or caused by minor inaccuracies in the building or rebuilding of such improvements.

                  12.4.2. Air Space. Subject to Paragraph 7.2, all the Land and improvements thereon, including, but not limited to, the Condominium Property, shall be subject to perpetual easements for encroachments, for so long as such encroachment exists, in favor of each Condominium Unit and the Condominium Unit Owners thereof, their family members, guests, invitees and lessees for air space for any balcony or terrace of any Condominium Unit, and the reasonable use, maintenance and repair of same, which extends under, over or through any of the Land and improvements thereon, including, but not limited to, the Condominium Property, including, but not limited to, Common Elements. Such easements shall be appurtenances to and a covenant running with the respective Condominium Unit in whose favor such easements exist.

                  12.4.3. Term of Encroachment Easements. The above easements for encroachments shall continue until such encroachments no longer exist.

         12.5     Reservation for Periodic Inspections

                  Developer shall have the right, but not the obligation, to conduct inspections of and tests on, from time to time, all or any parts of the Common Elements and improvements thereon in order to ascertain the physical condition of the Common Elements and improvements thereon and to determine whether maintenance, repair or replacement of the Common Elements or improvements thereon is indicated. If Developer conducts any such tests or inspections, it shall pay all costs thereof, restore the affected portion of the Condominium Property to its condition immediately prior to the inspections and tests, and shall indemnify the Condominium Association and the Owner(s) of any affected Condominium Unit(s) from any damages resulting therefrom. Developer hereby reserves the right of entry on, over, under, across and through the Condominium Property as may be reasonably necessary for the foregoing purposes.

                       13. LIABILITY INSURANCE PROVISIONS

         13.1. Public Liability Insurance. The Board shall obtain liability insurance in the form generally known as Public Liability and/or Owners, Landlord and Tenant Policies, or alternatively, in the event Developer so elects, the Condominium Association shall be covered under Developer's insurance, in such amounts as it may determine from time to time for the purpose of providing liability insurance coverage for all property and improvements in Fala Bella Resort and Golf Club excluding the Condominium Units; provided, however, that such policy or policies shall not have limits of less than One Million Dollars ($1,000,000) covering all claims for personal injury and One
Million Dollars ($1,000,000) for property damage arising out of a single occurrence. The Board shall collect and enforce the payment of a share of the premium for such insurance from each Condominium Unit Owner as a part of the Annual Assessment. Said insurance shall include, but not be limited to, legal liability for property damage, bodily injuries and deaths of persons in connection with the operation, maintenance or use of any property or improvements within Fala Bella Resort and Golf Club, legal liability arising out of law suits related to employment contracts of the Condominium Association, water damage, liability for hazards related to usage and liability for property of others, hired automobile, non-owned automobile and off-premises employee coverage and such other risks as are customarily covered with respect to developments similar to Fala Bella Resort and Golf Club in construction, location and use. All such policies shall name the Condominium Association (and Developer so long as Developer shall own any of the Condominium Property, as their respective interests may appear) as the insured(s) under such policy or policies. The original or a true copy of each policy shall be held in the office of the Condominium Association. The insurance purchased shall contain a "severability of interest endorsement," and waiver of subrogation or equivalent coverage, which would preclude the insurer from denying the claim of a Condominium Unit Owner because of the negligent acts of either the Condominium Association, Developer or any other Condominium Unit Owner or deny the claim of either Developer or the Condominium Association because of the negligent acts of the other or the negligent acts of a Condominium Unit Owner. All liability insurance shall contain cross liability endorsements to cover liabilities of the Condominium Unit Owners as a group to a Condominium Unit Owner. Each Condominium Unit Owner shall be responsible for the purchasing of liability insurance for accidents occurring in his or her own Condominium Unit and, if the Condominium Unit Owner so determines, for supplementing any insurance purchased by the Condominium Association. Notwithstanding the foregoing, in the event the Board determines that the cost of public liability insurance is economically unwarranted, the Board may determine to either reduce the amount of such insurance, increase the deductible amount or discontinue coverage.

         13.2.    Fidelity Insurance

                  Adequate fidelity coverage to protect against dishonest acts of the officers and employees of the Condominium Association and the Directors and all others who handle and are responsible for handling funds of the Condominium Association (whether or not they receive compensation), shall be maintained. Such coverage shall be in the form of fidelity bonds which meet the following requirements: (i) such bonds shall name the Condominium Association as an obligee and premiums therefor shall be paid by the Condominium Association;
(ii) such bonds shall be written in such amounts as set forth in Section 718.111(11)(d) (in the event that the Act does not specify an amount then the bonds shall be written in an amount equal to at least three (3) months aggregate assessments for all Condominium Units plus reserve funds); and (iii) such bonds shall contain waivers of any defense based upon the exclusion of persons who serve  without  compensation  from  any  definition  of  "employee"  or  similar
expression.   Notwithstanding  the  foregoing,  in  the  event  the  Condominium
Association determines that the insurance is not reasonably economically obtainable, the Condominium Association may determine to either reduce the amount of such insurance, increase the deductible amount or discontinue coverage provided coverage is no less than required by the Act.

         13.3.    Cancellation Provision

                  All insurance policies or fidelity bonds purchased pursuant to this Article 13 shall provide that they may not be canceled without at least ten
(10) days prior written notice to the Condominium Association and to Listed Mortgagees.

                  14. PROVISIONS RELATING TO CASUALTY INSURANCE
                         AND DESTRUCTION OF IMPROVEMENTS



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




         14.1.    Hazard Insurance

                  Each Condominium Unit Owner shall be responsible for the purchase of casualty insurance for all of his or her personal property including the following equipment, if any, located within his or her Condominium Unit, electrical fixtures, appliances, air conditioning or heating equipment, water heaters and built-in cabinets. The Condominium Association shall obtain casualty insurance with such coverage and in such amounts as it may determine from time to time for the purpose of providing casualty insurance coverage for all insurable property and improvements within Fala Bella Resort and Golf Club, including Fire and Extended Coverage, Vandalism and Malicious Mischief Insurance, all of which insurance shall insure all of the insurable improvements on or within Fala Bella Resort and Golf Club, including personal property owned by the Condominium Association, in and for the interest of the Condominium Association, all Condominium Unit Owners and their mortgagees, as their interests may appear, with a company (or companies) acceptable to the standards set by the Board. The Condominium Association shall purchase insurance for each Building now located or which may hereafter be located, built or placed within Fala Bella Resort and Golf Club in an amount equal to one hundred percent (100%) of the "Replacement Value" thereof. The term "Building" as used in this Article 14 does not include Condominium Unit floor coverings, wall coverings or ceiling coverings. The term "Replacement Value" shall mean one hundred percent (100%) of the current replacement costs exclusive of land, foundation, excavation, items of personal property and other items normally excluded from coverage as determined annually by the Board. The Board may determine the kind of coverage and proper and adequate amount of insurance. The casualty insurance shall contain an "agreed amount endorsement" or its equivalent, "inflation guard endorsement," and, if determined necessary, an "increased cost of construction endorsement" or "contingent liability from operation of building laws endorsement" or a "demolition endorsement" or the equivalent. The casualty insurance shall insure the Buildings from loss or damage caused by or resulting from at least the following: fire and other hazards covered by the standard extended coverage endorsement and by sprinkler leakage, windstorm, vandalism, malicious mischief, debris removal and demolition, and such other risks as shall customarily be covered with respect to projects or developments similar to the Buildings in construction, location and use.

         14.2.    Flood Insurance

                  If determined appropriate by the Board or if required by any Institutional Mortgagee, the Condominium Association shall obtain a master or blanket policy of flood insurance covering all property and improvements in Fala Bella Resort and Golf Club, if available, under the National Flood Insurance Program, which flood insurance shall be in the form of a standard policy issued by a member of the National Flood Insurers Association, and the amount of the coverage of such insurance shall be the lesser of the maximum amount of flood insurance available under such program or one hundred percent (100%) of the current replacement cost of all buildings and other insurable property located in the flood hazard area.

         14.3.    Form of Policy and Insurance Trustee

                  The Condominium Association may, to the extent possible and not inconsistent with the foregoing, obtain one (1) policy to insure all of the insurable improvements within Fala Bella Resort and Golf Club operated by the Condominium Association. The premiums for such coverage and other expenses in connection with said insurance shall be paid by the Condominium Association and assessed as part of the Annual Assessment. The company (or companies) with which the

Condominium Association shall place its insurance coverage, as provided in this Declaration, must be a good and responsible company (or companies) authorized to do business in the State of Florida. In addition, the insurance agent must be located in the State of Florida. The Condominium Association shall have the right to designate a trustee ("Insurance Trustee") and upon the request of the Institutional Mortgagee holding the highest dollar indebtedness encumbering Condominium Units within Fala Bella Resort and Golf Club ("Lead Mortgagee") shall designate an Insurance Trustee. Thereafter the Condominium Association from time to time shall have the right to change the Insurance Trustee to such other trust company authorized to conduct business in the State of Florida or to such other person, firm or corporation as Insurance Trustee as shall be acceptable to the Board and the Lead Mortgagee. The Lead Mortgagee shall have the right, for so long as it holds the highest dollar indebtedness encumbering Condominium Units within Fala Bella Resort and Golf Club to approve: (i) the form of the insurance policies; (ii) the amounts thereof; (iii) the company or companies which shall be the insurers under such policies; (iv) the insurance agent or agents; and (v) the designation of the Insurance Trustee if it deems the use of an Insurance Trustee other than the Board to be necessary, which approval(s) shall not be unreasonably withheld or delayed; provided, however, for so long as Developer owns any Condominium Unit(s), Developer shall have the right, but not the obligation, to require the Condominium Association to designate an Insurance Trustee other than the Board. Notwithstanding anything in this Declaration to the contrary, the Board may act as the Insurance Trustee hereunder unless otherwise required by the Lead Mortgagee or Developer. The Lead Mortgagee shall inform the Condominium Association by written notification if it requires the use of an Insurance Trustee other than the Board. If the use of an Insurance Trustee other than the Board is requested in writing, then the Lead Mortgagee shall be deemed to have approved the Insurance Trustee unless the Lead Mortgagee's written disapproval is received by the Condominium Association within thirty (30) days after notice from the Condominium Association of the identity of the proposed Insurance Trustee. If no Insurance Trustee is required, the Board shall receive, hold and expend insurance proceeds in the manner hereinafter provided as if it were the Insurance Trustee.

         14.4.    Required Policy Provisions

                  All such aforesaid policies shall provide that they may not be canceled without at least ten (10) days' prior written notice to the Condominium Association and Listed Mortgagees and shall be deposited with the Insurance Trustee upon its written acknowledgment that the policies and any proceeds thereof will be held in accordance with the terms hereof. Said policies shall provide that all insurance proceeds payable on account of loss or damage shall be payable to the Insurance Trustee. In the event of a casualty loss, the Insurance Trustee may deduct from the insurance proceeds collected a reasonable fee for its service as Insurance Trustee. The Condominium Association is hereby irrevocably appointed agent for each Condominium Unit Owner to adjust all claims arising under insurance policies purchased by the Condominium Association. The Insurance Trustee shall not be liable for payment of premiums, for the renewal or the sufficiency of the policies nor for the failure to collect any insurance proceeds. The Condominium Association may determine to act as Insurance Trustee, in which event references herein to Insurance Trustee shall refer to the Board.

         14.5.    Restrictions of Mortgagees

                  No mortgagee shall have any right to participate in the determination of whether property is to be rebuilt, nor shall any mortgagee have the right to apply insurance proceeds to repayment of its loan unless such proceeds are distributed to Condominium Unit Owners and/or their respective mortgagees.

         14.6.    Distribution of Insurance Proceeds and Losses

                  The duty of the Insurance Trustee shall be to receive any and all proceeds from the insurance policies held by it and to hold such proceeds in trust for the Condominium Association, Condominium Unit Owners and mortgagees under the following terms:

                  14.6.1. Loss to Condominium Unit Alone. In the event a loss, insured under the policies held by the Insurance Trustee, occurs to any improvements within any of the Condominium Units alone, without any loss to any other improvements within Fala Bella Resort and Golf Club, the Insurance Trustee shall immediately pay all proceeds received because of such loss directly to the Condominium Unit Owners of the Condominium Units damaged and their mortgagees, if any, as their interests may appear, and it shall be the duty of these Condominium Unit Owners to use such proceeds to effect necessary repair to the Condominium Units. The Insurance Trustee, where other than the Condominium Association, may rely upon the written statement of the Condominium Association as to whether or not there has been a loss to the Condominium Units alone, the Common Elements or any combination thereof.

                  14.6.2. Loss of Fifty Thousand Dollars ($50,000) or Less to Condominium Units and Common Elements. In the event that a loss of Fifty Thousand Dollars ($50,000) or less occurs to improvements within one (1) or more Condominium Units and to improvements within Common Elements contiguous thereto, or to improvements within the Common Elements, the Insurance Trustee shall pay the proceeds received as a result of such loss to the Condominium Association. Upon receipt of such proceeds, the Condominium Association will cause the necessary repairs to be made to the improvements within the Common Elements and within the damaged Condominium Units. In such event, should the insurance proceeds be sufficient to repair the improvements within the Common Elements but insufficient to repair all of the damage within the Condominium Units, the proceeds shall be applied first to completely repair the improvements within the Common Elements and the balance of the funds ("Balance") shall be apportioned by the Condominium Association to repair the damage to the improvements within Condominium Units, which apportionment shall be made to each Condominium Unit in accordance with the proportion of damage sustained to improvements within said Condominium Units as estimated by the insurance company whose policy covers such damage. Any deficiency between the Balance apportioned to a damaged Condominium Unit and the cost of repair shall be paid by a Special Assessment.

                  14.6.3. Loss in Excess of Fifty Thousand Dollars ($50,000) to Condominium Units and Common Elements. In the event the Insurance Trustee receives proceeds in excess of the sum of Fifty Thousand Dollars ($50,000) as a result of damages to the improvements within the Common Elements and/or Condominium Units and Common Elements that are contiguous, then the Insurance Trustee shall hold, in trust, all insurance proceeds received with respect to such damage, together with any and all other funds paid as hereinafter provided, and shall distribute the same as follows:

                           (a) The Board  shall  obtain or cause to be  obtained
reliable and detailed estimates and/or bids for the cost of rebuilding and reconstructing the damage and for the purpose of determining whether insurance proceeds are sufficient to pay for the same.

                           (b)  In  the  event  the   insurance   proceeds   are
sufficient to rebuild and reconstruct all the damaged improvements, or upon the collection of the necessary funds that are described in subparagraph 14.6.3 (c) below, then the damaged improvements shall be completely repaired and restored. In this event, all payees shall deliver paid bills and waivers of mechanics' liens to the Insurance Trustee and execute affidavits required by law, by the Condominium Association, by any Institutional Mortgagee named on a mortgage endorsement or by the Insurance Trustee, and shall deliver the same to the Insurance Trustee. Further, the Condominium Association shall negotiate and obtain a contractor willing to do the work on a fixed price basis or some other reasonable terms under the circumstances, which said contractor shall post a performance and payment bond, and the Insurance Trustee shall disburse the insurance proceeds and other funds held in trust in accordance with the progress payments contained in the construction contract between the Condominium Association and the contractor. Subject to the foregoing, the Board shall have the right and obligation to negotiate and contract for the repair and restoration of the premises.

                           (c)  In  the  event  the   insurance   proceeds   are
insufficient to repair and replace all of the damaged improvements within the Common Elements and Condominium Units contiguous to such damaged Common Elements, the Board shall hold a special meeting to determine a Special Assessment against all of the Condominium Unit Owners to obtain any necessary funds to repair and to restore such damaged improvements. Upon the determination by the Board of the amount of such Special Assessment, the Board shall immediately levy such Special Assessment against the Condominium Units setting forth the date or dates of payment of the same, and any and all funds received from the Condominium Unit Owners pursuant to such Special Assessment shall be delivered to the Insurance Trustee and disbursed as provided in subparagraph
14.6.3 (b) immediately preceding. In the event the deficiency between the estimated cost of the repair and replacement of the damaged property and the insurance proceeds exceeds the sum of One Hundred Thousand Dollars ($100,000), and ninety percent (90%) of the Condominium Unit Owners advise the Board in writing on or before the date for the first payment thereof that they are opposed to a Special Assessment, then the Insurance Trustee shall divide the net insurance proceeds into the shares described in Article 7 hereof and shall promptly pay each share of such proceeds to the Condominium Unit Owners and mortgagees of record as their interests may appear ("Insurance Proceeds Distribution"). In making any such Insurance Proceeds Distribution to the Condominium Unit Owners and mortgagees, the Insurance Trustee may rely upon a certificate of an abstract company as to the names of the then Condominium Unit Owners and their respective mortgagees. Any Insurance Proceeds Distribution shall also require the approval of the Lead Mortgagee.

                  14.6.4. Distribution of Excess Funds. In the event that after the completion of and payment for the repair and reconstruction of the damage to the damaged property and after the payment of the Insurance Trustee's fee with respect thereto any excess insurance proceeds remain in the hands of the Insurance Trustee, then such excess shall be disbursed in the manner of the Insurance Proceeds Distribution. However, in the event such repairs and replacements were paid for by any Special Assessment as well as insurance proceeds, then it shall be presumed that the monies disbursed in payment of any repair, replacement and reconstruction were first disbursed from insurance proceeds and any remaining funds held by the Insurance Trustee shall be distributed to the Condominium Unit Owners in proportion to their contributions by way of Special Assessment.

                  14.6.5. Institutional Mortgagees. In the event the Insurance Trustee has on hand, within one hundred eighty (180) days after any casualty or loss, insurance proceeds and, if necessary, funds from any Special Assessment sufficient to pay fully any required restoration and repair with respect to such casualty or loss, then no mortgagee shall have the right to require the application of



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any insurance  proceeds or Special  Assessment  to the payment of its loan.  Any provision contained herein for the benefit of any mortgagee may be enforced by a mortgagee.

                  14.6.6. Repair of Damaged Property. Any repair, rebuilding or reconstruction of damaged property shall be substantially in accordance with the architectural plans and specifications for Fala Bella Resort and Golf Club, as:
(i)  originally  constructed;  (ii)  reconstructed;   or  (iii)  new  plans  and
specifications approved by Developer in accordance with the Community Declaration; provided, however, any material or substantial change in new plans and specifications approved by Developer from the plans and specifications of Fala Bella Resort and Golf Club as previously constructed shall require approval by the Lead Mortgagee.

                  14.6.7. Determination of Damage. The Board shall determine, in its sole and absolute discretion, whether damage or loss has occurred to improvements within Condominium Units alone, Common Elements alone or to improvements within any combination thereof.

                  14.6.8.  Insurance Amounts.  Notwithstanding  anything in this
Article 14 to the contrary, the amounts set forth for the purchase of insurance in this Article 14 are the minimum amounts to be purchased. Therefore, Condominium Unit Owners or the Condominium Association, as the case may be, may purchase insurance in excess of the amounts set forth herein. The amounts set forth do not constitute a representation or warranty of any kind by Developer or the Condominium Association as to the proper amount or kinds of insurance required.

                  14.6.9. Miscellaneous Policy Requirements. Policies insuring the property within Fala Bella Resort and Golf Club purchased pursuant to the requirements of this Article 14 shall provide that any insurance trust agreement shall be recognized; the right of subrogation against Condominium Unit Owners will be waived; the insurance will not be prejudiced by any acts or omission of individual Condominium Unit Owners who are not under the control of the Condominium Association; and the policy will be primary, even if a Condominium Unit Owner has other insurance that covers the same loss.

                  14.6.10. Master Form of Insurance. Nothing contained herein shall prohibit the Condominium Association from obtaining a "Master" or "Blanket" form of insurance to meet the requirements of this Article 14, provided that the coverages required hereunder are fulfilled.

            15. PROVISIONS RELATING TO CONDEMNATION OR EMINENT DOMAIN
                                   PROCEEDINGS

         15.1.    Proceedings

                  The Condominium Association shall represent the Condominium Unit Owners in the condemnation proceedings or in negotiations, settlements and agreements with the condemning authority for acquisition of the Common Elements or any parts thereof by the condemning authority.

         15.2.    Deposit of Awards With Insurance Trustee

                  The taking of any portion of the Condominium Property by condemnation shall be deemed to be a casualty, and the awards for that taking shall be deemed to be proceeds from insurance on account of the casualty and shall be deposited with the Insurance Trustee. Although the awards may be payable to Condominium Unit Owners, the Condominium Unit Owners shall



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



deposit the awards with the Insurance Trustee; and in the event of failure to do so, in the discretion of the Board, a special charge shall be made against a defaulting Condominium Unit Owner in the amount of his or her award, or the amount of that award shall be set off against the sums hereafter made payable to that Condominium Unit Owner.

         15.3.    Disbursement of Funds

                  If the Condominium is terminated in accordance with the provisions of this Declaration after condemnation, the proceeds of the awards and Special Assessments, if any, shall be deemed to be Condominium Property and shall be divided into the shares described in the Declaration and distributed to the Condominium Unit Owners and mortgagees as their interests may appear. If the Condominium is not terminated after condemnation, the size of the Condominium will be reduced, the owners of the condemned Condominium Units will be made whole and the Condominium Property damaged by the taking will be made usable in the manner provided below.

         15.4.    Condominium Unit Reduced But Tenantable

                  If the taking reduces the size of a Condominium Unit ("Affected Condominium Unit") and the remaining portion of the Affected Condominium Unit can be made tenantable, the award for the taking of a portion of the Affected Condominium Unit shall be used for the following purposes in the order stated and the following changes shall be effected in the Condominium:

                  15.4.1. Affected Condominium Unit Made Tenantable. The Affected Condominium Unit shall be made tenantable. If the cost of the restoration exceeds the amount of the award, the additional funds required shall be collected as a special charge.

                  15.4.2. Excess Distributed to Condominium Unit Owner and Institutional Mortgagee. The balance of the award, if any, shall be distributed to the Condominium Unit Owner of the Affected Condominium Unit and to each Institutional Mortgagee of the Affected Condominium Unit, the remittance being made payable to the Condominium Unit Owner and Institutional Mortgagees as their interests may appear.

                  15.4.3. Reduction in Percentage of Common Elements. If the floor area of the Affected Condominium Unit is reduced by more than ten percent (10%) by the taking, the number representing the share in the ownership of the Common Elements appurtenant to the Affected Condominium Unit shall be reduced ("Reduction in Percentage of Common Elements") in the proportion by which the floor area of the Affected Condominium Unit is reduced by the taking, and then the shares of all Condominium Units in the ownership of the Common Elements shall be restated with the Reduction in Percentage of Common Elements being allocated to all the Condominium Units in proportion to their share of ownership in the Common Elements.

         15.5.    Affected Condominium Unit Made Untenantable

                  If the taking is of the entire Affected Condominium Unit or so reduces the size of an Affected Condominium Unit that it cannot be made tenantable, the award for the taking of the Affected Condominium Unit shall be used for the following purposes in the order stated and the following changes shall be effected in the Condominium:




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



                  15.5.1. Payment to Condominium Unit Owner and Institutional Mortgagee. The market value of the Affected Condominium Unit immediately prior to the taking shall be paid to the Condominium Unit Owner thereof and to each Institutional Mortgagee thereof as their interests may appear.

                  15.5.2. Remaining Portion of Affected Condominium Unit. The remaining portion of the Affected Condominium Unit, if any, shall be released by the Institutional Mortgagee and conveyed by the Condominium Unit Owner to the Condominium Association. Such remaining portion of the Affected Condominium Unit shall become a part of the Common Elements and shall be placed in a condition approved by the Board and the Neighborhood Documents shall be amended to reflect the addition of such Common Elements; provided that if the cost of the work shall exceed the balance of the fund from the award for the taking after the payment set forth in subparagraph 15.5.1 above, the work shall be approved in the manner required for further improvement of the Common Elements.

                  15.5.3. Adjustment in Shares of Common Elements. The shares in the Common Elements appurtenant to the Condominium Units that continue as part of the Condominium shall be adjusted to distribute the ownership of the Common Elements from the Affected Condominium Units among the reduced number of Condominium Units. The shares of the continuing Condominium Units in the ownership of the Common Elements shall be restated with the percentage of ownership in the Common Elements of the Affected Condominium Unit being allocated to all the continuing Condominium Units in proportion to their relative share of ownership in the Common Elements.

                  15.5.4. Insufficient Award. If the amount of the award for the taking is not sufficient to pay the market value of the Affected Condominium Unit to the Condominium Unit Owner and to condition the remaining portion of the Affected Condominium Unit for use as a part of the Common Elements, the additional funds required for those purposes shall be raised by Special Assessments against all of the Condominium Unit Owners who will continue as Condominium Unit Owners after the changes in the Condominium effected by the taking. The Assessments shall be made in proportion to the shares of those Condominium Unit Owners in the Common Elements after the changes effected by the taking.

                  15.5.5. Determination of Market Value of Affected Condominium Unit. If the market value of an Affected Condominium Unit prior to the taking cannot be determined by agreement between the Condominium Unit Owner, the Institutional Mortgagees of the Affected Condominium Unit and the Condominium Association within thirty (30) days after notice by either party, the value shall be determined by arbitration in accordance with the then existing rules of the American Arbitration Association, except that the arbitrators shall be two appraisers appointed by the American Arbitration Association who shall base their determination upon an average of their appraisals of the Affected Condominium Unit; and the determination of the arbitrators shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The cost of arbitration proceedings shall be assessed against all Condominium Units in proportion to the shares of the Condominium Units in the Common Elements as they exist prior to the changes effected by the taking.

         15.6.    Taking of Common Elements




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



                  Awards for taking of Common Elements shall be used to make the remaining portion of the Common Elements usable in the manner approved by the Board; provided, that if the cost of the work shall exceed the balance of the funds from the awards for the taking, the work shall be approved in the manner required for further improvement of the Common Elements. The balance of the awards for the taking of Common Elements, if any, shall be distributed to the Condominium Unit Owners in the shares in which they own the Common Elements after adjustment of these shares on account of the condemnation and to Institutional Mortgagees as their interests may appear.

         15.7.    Amendment of Declaration

                  The changes in Condominium Units, in the Common Elements and in the ownership of the Common Elements that are affected by the condemnation shall be evidenced by an amendment to the Declaration that need be approved only by a majority of the Board unless written approvals from Developer and/or Listed Mortgagees are also required pursuant to this Declaration. Such amendment shall be evidenced by a certificate executed by the Condominium Association in recordable form in accordance with the Act, and a true copy of such amendment shall be mailed via first class mail by the Condominium Association to Developer, all Condominium Unit Owners and Listed Mortgagees ("Interested
Parties"). The amendment shall become effective upon the recording of such certificate amongst the Public Records of the County; provided, however, such amendment shall not be recorded until thirty (30) days after the mailing of a copy thereof to the Interested Parties unless such thirty (30)-day period is waived in writing by the Interested Parties.

         16. PROVISION FOR APPORTIONMENT OF TAX OR SPECIAL ASSESSMENT IF LEVIED AND ASSESSED AGAINST THE CONDOMINIUM AS A WHOLE

         16.1.    New Total Tax

                  In the event that any taxing authority having jurisdiction over the Condominium shall levy or assess any tax or special assessment against the Condominium as a whole as opposed to levying and assessing such tax or special assessment against each Condominium Unit and its appurtenant undivided interest in Common Elements, as now provided by law ("New Total Tax"), then such New Total Tax shall be paid as a Common Expense by the Condominium Association, and any taxes or special assessments which are to be so levied shall be included wherever possible in the estimated annual "Budget" (as hereinafter defined) of the Condominium Association or shall be separately levied and collected as a Special Assessment by the Condominium Association against all of the Condominium Unit Owners of all Condominium Units. Each Condominium Unit Owner shall be assessed by and shall pay to the Condominium Association a percentage of the New Total Tax equal to that Condominium Unit Owner's percentage interest in the Common Elements. In the event that any New Total Tax shall be levied, then the assessment by the Condominium Association shall separately specify and identify the portion of such assessment attributable to such New Total Tax and such portion shall be and constitute a lien prior to all mortgages and encumbrances upon any Condominium Unit and its appurtenant percentage interest in Common Elements, regardless of the date of the attachment and/or recording of such mortgage or encumbrances, to the same extent as though such portion of New Total Tax had been separately levied by the taxing authority upon each Condominium Unit and its appurtenant percentage interest in Common Elements.

         16.2.    Personal Property Taxes




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



                  All personal property taxes levied or assessed against personal property owned by the Condominium Association and all federal and state income taxes levied and assessed against the Condominium Association shall be paid by the Condominium Association and shall be included as a Common Expense in the Budget of the Condominium Association.

                       17. OCCUPANCY AND USE RESTRICTIONS

         In order to preserve the values and amenities of the Condominium, the following provisions shall be applicable to the Condominium Property:

         17.1.    Resort Unit and Commercial Unit Use

                  17.1.1 Resort Unit Use

                           (i) The Resort  Units  shall be used for  residential
purposes, including transient lodging facilities. No "time-share" is permitted. A Resort Unit shall not be rented except in accordance with the terms of the Rental Program Agreement. A Resort Unit owned by a corporation, partnership or other legal entity, as the case may be, may be occupied by the person indicated in the Voting Certificate on file with the Condominium Association and their families.

                           (ii) Resort Unit Owner  occupancy  of the Resort Unit
is subject to the limitations contained in this Declaration. During the period of December 16 of each calendar year through April 15th in the next calendar year ("Limited Use Season"), the Owner may occupy the Resort Unit a maximum of seven (7) days during any one 30-day period. Once all seven (7) days have been used, the Owner must wait 10 more days before being eligible to occupy the Resort Unit, with the exception that there may be one period of up to fourteen
(14) days of Owner occupancy of the Resort Unit within a particular 30-day period, in which case the Owner may not occupy the Resort Unit for a period of 10 days before and after the first and last day of such use. Notwithstanding any other provision of this Declaration, the Rental Program Agreement, or otherwise, the Owner may not occupy the Resort Unit for more than a total of four (4) cumulative weeks during each Limited Use Season throughout the term of this Rental Program Agreement. During any use by Owner in excess of this four (4) week cumulative total, Owner shall be responsible for costs and fees of such use as would any other rental guest. Other than availability, there are no limitations on Owner's occupancy of the Resort Unit other than during the Limited Use Season.

                  17.1.2 Commercial Unit Use. The Commercial Units shall be used only for commercial purposes not inconsistent with the operation of the Condominium Property as a transient resort facility, which for Commercial Units 2, 3, and 4 are initially intended to encompass storage facilities for linens and other items for use in the maintenance and use of the Condominium Property in the Rental Program Agreement, as well as vending machines and related accessories for general use; and which for Commercial Unit 1 is initially intended to encompass a Resort Center containing a bar and grill and other facilities and areas which may be open to the public, including but not limited to possible sauna and exercise facilities, and restrooms. All Unit Owners shall have a non-exclusive easement for ingress, egress and use of such restrooms. All Commercial Units may be open to the public, at the discretion of the applicable Commercial Unit Owner.

         17.2     Conveyances, Transfer and Encumbrances of Units




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



                  17.2.1 Conveyances. In order to insure a community of congenial residents and thus protect the value of the Units, the sale or exchange of Condominium Units by any Owner other than Developer shall be subject to the following provisions so long as the Condominium exists:

                           (i) Any Owner who enters  into an  agreement  to sell
his or her Condominium Unit (for purposes of this Section 17.2 "Seller"), shall within ten (10) days after the execution of such agreement, furnish to the Condominium Association written notice of the name or names and residence addresses of the proposed purchaser or purchasers together with a copy of the said purchase agreement. The Owner shall also furnish the Condominium
Association with such other information as the Condominium Association may reasonably require. Notice shall not be deemed to be given if it is erroneous in any material aspect.

                           (ii) Upon receipt by the  Condominium  Association of
that required in subparagraph (i) of this Section 17.2.1, the Condominium Association shall have twenty (20) business days from receipt to approve or disapprove the proposed purchaser. If the Condominium Association disapproves of the proposed purchaser, the Condominium Association shall, within thirty (30) days after the Condominium Association received notice from the Owner of the proposed sale, furnish Seller with an approved purchaser who will accept the terms of sale as favorable to Seller as those terms initially set forth in the notice to the Condominium Association by Seller. In the event that the Condominium Association does not furnish to Seller a substitute purchaser in the manner provided above, Seller shall be free to sell his or her Condominium Unit to the purchaser initially proposed by Owner, and the Condominium Association shall provide said purchaser with a certificate of approval. Any approval by the Condominium Association shall be in recordable form and delivered by the Condominium Association to the purchaser, and except as otherwise provided herein, no sale of any Condominium Unit shall be valid without such approval.

                           (iii) No Owner shall sell, transfer, or convey his or
her Condominium Unit unless and until all past due Assessments are paid, or their payment provided for to the satisfaction of the Condominium Association.

                           (iv) Every  purchaser  or lessee,  who  acquires  any
interest in a Unit, shall acquire the same subject to the Act.

                           (vi)  The  Board  of  Directors  of  the  Condominium
Association shall have the right and power to establish and assess a reasonable "transfer fee" as provided by Section 718.112(2)(j), Florida Statutes, to be paid by the transferor (other than the Developer) of a Condominium Unit as a condition precedent to the validity of the transfer.

                           (vii) All provisions of the Use and Access Agreement,
including without limitation, a Five Thousand Dollar ($5,000.00) Transfer Fee (as defined therein) including applicable increases thereto.

                  17.2.2   Deceased Owners.

                           (i) If an Owner  should  die and the  title to his or
her Condominium Unit shall pass to his or her surviving spouse or to any immediate member of his family, such successor in title shall fully succeed to the ownership, rights, duties and obligations of the Owner, the provisions of subparagraph (i) of Section 17.1.2 hereinabove notwithstanding.




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



                           (ii) If  title  to the  Unit of each  deceased  Owner
shall pass to any person other than a person or persons  designated in Paragraph
(i) above,  then such person shall give the  Association  the notice required in
Section 17.2.1 of this Declaration, but shall not be subject to the provisions of subparagraph (ii) of Section 17.2.1 hereinabove.

                           (iii)  Nothing  in this  Article  shall be  deemed to
reduce, forgive or abate any amounts due the Association from the Owner at the time of his or her death, nor the Assessments attributable to the Unit becoming due after the Owner's death.

                  17.2.3   Liens.

                           (i)  Protection  of  Property.  All  liens  against a
Condominium Unit other than for mortgages, taxes or special assessments, shall be satisfied or otherwise removed within thirty (30) days from the date the lien attaches. All taxes and special assessments upon a Condominium Unit shall be paid before they become delinquent.

                           (ii)  Notice of Lien.  An Owner  shall give notice to
the Condominium Association of every lien against his or her Condominium Unit other than mortgages, taxes, and special assessments within five (5) days after the lien has attached.

                           (iii)  Notice of Suit.  Every Owner shall give notice
to the Condominium Association of every suit or other proceeding which may affect the title to his or her Condominium Unit, such notice to be given within five (5) days after the Owner receives actual notice thereof.

                           (iv)  Failure of  Compliance.  Failure to comply with
this section concerning liens will not affect the validity of any judicial sale.

                  17.2.4 Rights of Institutional Mortgagees. The provisions of this Section 17.2 shall in no way be construed as affecting the rights of an Institutional Mortgagee owning a recorded institutional first mortgage on any Condominium Unit and the rights hereinabove set shall remain subordinate to any such institutional first mortgage. Further, the provisions of this Article shall not be applicable to purchasers at foreclosure or other judicial sales of Institutional Mortgagees, or to transfers to Institutional Mortgagees or to Developer.

                  17.2.5. Unauthorized Transaction. Any sale which is not authorized pursuant to the terms of this Declaration shall be voidable by the Condominium Association unless subsequently approved by the Condominium Association, which approval shall be in the form specified in subparagraph (ii) of Section 17.2.1 hereinabove.

                  17.2.6. Remedies for Violation. Each Owner shall be governed by and shall comply with the Act and all of the Condominium Documents as such Condominium Documents may be amended and supplemented from time to time. Failure to do so shall entitle the Condominium Association, any Owner or any Institutional Mortgagee holding a mortgage on any portion of the Condominium Property to either sue for injunctive relief, for damages or for both, and such parties shall have all other rights and remedies which may be available at law or in equity. The failure to enforce promptly any of the provisions of the Condominium Documents shall not bar their subsequent enforcement. In any proceeding arising because of an alleged failure of an Owner to comply with the terms of the Condominium Documents, the prevailing party shall be entitled to recover the costs of the proceeding and Legal Fees. The failure of the Board to object to Owners'



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



or other parties' failure to comply with covenants or restrictions contained herein or in any of the other Condominium Documents (including the rules and regulations promulgated by the Board) now or hereafter promulgated shall in no event be deemed to be a waiver by the Board or of any other party having an interest therein of its rights to object to same and to seek compliance therewith in accordance with the provisions of the Condominium Documents.

         17.3.    Nuisance

                  A Condominium Unit Owner shall not permit or suffer anything to be done or kept in his or her Condominium Unit which will: (i) increase the insurance rates on his or her Condominium Unit, the Common Elements or any portion of Fala Bella Resort and Golf Club ; (ii) obstruct or interfere with the rights of other Condominium Unit Owners or the Condominium Association; or (iii) annoy other Condominium Unit Owners by unreasonable noises or otherwise. A
Condominium Unit Owner shall not commit or permit any nuisance, immoral or illegal act in his or her Condominium Unit, on the Common Elements or any portion of Fala Bella Resort and Golf Club.

         17.4.    Signs

                  A Resort Unit Owner (with the exception of Developer, for so long as Developer is a Condominium Unit Owner) shall show no sign, advertisement or notice of any type on the Common Elements, other portions of Fala Bella Resort and Golf Club or in or upon his or her Condominium Unit so as to be visible from the Common Elements, or any public way, except as may be previously and specifically approved in writing by Developer and the Board. Developer specifically reserves the right to place and maintain identifying or informational signs on any building located on the Condominium Property as well as any signs in connection with its sales activities. Commercial Unit Owners shall have the right to display signs and advertisements on the Common Elements, other portions of Fala Bella Resort and Golf Club, and upon his or her Commercial Unit, subject to reasonable regulation by the Developer and the Board; however, there shall be presumption in favor of the Commercial Unit Owners that the initial signage and advertisement as displayed in connection with the Commercial Units is a minimum of what is to be considered to be reasonable. The initial signage, advertisement(s), and notice(s) placed by Developer while Developer holds Condominium Units for sale or lease in the ordinary course of business shall in all cases be considered to be approved.

         17.5.    No Pets or Animals

                  A Condominium Unit Owner shall not keep, raise or breed any pet or other animal, livestock or poultry upon any portion of the Condominium Property. No Condominium Unit Owner is permitted to keep a domestic pet (i.e. dogs, cats and birds) in his or her Condominium Unit either temporarily or permanently. Any Condominium Unit Owner in violation of this restriction shall be deemed to have agreed to indemnify the Condominium Association and hold it harmless against any loss or liability of any kind or character whatsoever arising from or growing out of having any animal in Fala Bella Resort and Golf Club.

         17.6.    Clotheslines




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



                  No clothesline or other similar device shall be allowed in any portion of the Condominium Property, unless within a Condominium Unit and concealed from view from all portions of Fala Bella Resort and Golf Club.

         17.7.    Window Decor

                  All window treatments shall consist only of those window coverings included in the standard packages determined by Rental Manager under the Rental Program Agreement. No temporary window treatments are permitted except when permanent window treatments are being cleaned or repaired. Reflective or foil window treatments are prohibited. Window tinting is permitted provided that the type and method of tinting is first approved by Developer.

         17.8.    Removal of Sod and Shrubbery; Alteration of Drainage, etc.

                  Except for Developer's acts and activities with regard to the development of the Condominium, no sod, top soil, muck, trees or shrubbery shall be removed from the Condominium Property and no change in the condition of the soil or the level of land of the Condominium Property shall be made which would result in any permanent change in the flow or drainage of surface water within the Condominium without prior written consent of the Board.

         17.9.    Antenna, Aerial and Satellite Dish

                  No outside television, radio, or other electronic towers, aerials, antennae, satellite dishes or device of any type for the reception or transmission of radio or television broadcasts or other means of communication shall hereafter be erected, constructed, placed or permitted to remain on any Condominium Property or upon any improvements thereon, unless expressly approved in writing by the Board, except that this prohibition shall not apply to those satellite dishes that are 18" in diameter or less, and specifically covered by 47 C.F.R. Part 1, Subpart S, Section 1.4000, as amended, promulgated under the Telecommunications Act of 1996, as amended from time to time. The Board is empowered to adopt rules governing the types of antennae, restrictions relating to safety, location and maintenance of antennae. The Board may adopt and enforce reasonable rules limiting installation of permissible dishes or antennae to locations not visible from the street or neighboring properties, and integrated with the Building and surrounding landscape, to the extent that reception of an acceptable signal would not be unlawfully impaired by such rules. Antennae shall be installed in compliance with all federal, state and local laws and regulations, including zoning, land-use and building regulations. The provisions of this section are intended to protect residents from unreasonable interference with television reception, electronic devices, and the operation of home appliances, which is sometimes caused by the operation of ham radios, CB base stations or other high-powered broadcasting equipment This Section 17.9 shall not apply to the Developer.

         17.10.   Litter

                  In order to preserve the beauty of the Condominium, no garbage, trash, refuse or rubbish shall be deposited, dumped or kept upon any part of the Condominium Property except in proper sized, closed plastic bags for curbside pick up as required or in closed containers, dumpsters or other garbage collection facilities deemed suitable by the Board. All containers, dumpsters and other garbage collection facilities shall be screened from view and kept in a clean condition with no noxious or offensive odors emanating therefrom.



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



         17.11.   Radio Transmission

                  No ham radios or radio transmission equipment shall be operated or permitted to be operated within the Condominium Property without the prior written consent of the Board.

         17.12.   Vehicles

                  Motor homes, trailers, recreational vehicles, boats, campers, motorcycles, trucks and vans or trucks used for commercial purposes shall not be permitted to be parked or stored in or on Fala Bella Resort and Golf Club except for trucks furnishing goods and services during the daylight hours and except as the Condominium Association may designate for such use by appropriate rules and regulations. The Condominium Association and the Community Association shall have the right to authorize the towing away of any vehicles which violate this Declaration or the rules and regulations of the Condominium Association, with the costs to be borne by the Condominium Unit Owner or violator. In addition, the Board shall adopt rules and regulations from time to time regulating and limiting the size, weight, type and place and manner of operation of vehicles on the Condominium Property.

         17.13.   Projections

                  No Condominium Unit Owner shall cause anything to project out of any window or door except as may be approved in writing by the Condominium Association.

         17.14.   Condition of Condominium Units

                  Each Condominium Unit Owner shall keep his or her Condominium Unit in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom or from the doors or windows thereof any dirt or other substances.

         17.15.   Hurricane Season

                  The Condominium Association is responsible for monitoring each Condominium Unit during the hurricane season, and making preparations at such times as are appropriate and do not unduly interfere with the operation of Fala Bella Resort and Golf Club as a transient resort facility. Such preparations may include, but are not limited to, removing all furniture, potted plants and other movable objects, if any, from the balcony or patio, if any, and designating a responsible firm or individual to care for the Condominium Unit should the Condominium Unit suffer hurricane damage. No hurricane shutters may be installed without the prior written consent of the Condominium Association, which consent may be unreasonably withheld. If the installation of hurricane shutters is made which does not conform with the specifications approved by the Condominium
Association, then the hurricane shutters will be made to conform by the Condominium Association at the Owner's expense or they shall be removed.

         17.16.   Structural Modifications

                  A Condominium Unit Owner may not make or cause to be made any structural modifications to his or her Condominium Unit without the Board's and Developer's prior written consent.




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



         17.17.   Tree Removal

                  After the construction of the Condominium by Developer, no trees shall be removed except for diseased or dead trees and trees needing to be removed to promote the growth of other trees or for safety reasons, unless approved by the Board. All costs associated with same shall be Common Expenses.

         17.18.   Board's Rule-Making Power

                  The Condominium Association, through its Board, may, from time to time, promulgate such other rules and regulations with respect to the Condominium as it determines to be in the best interests of the Condominium and the Condominium Unit Owners. The Board may promulgate, modify, alter, amend or rescind such rules and regulations provided such promulgation, modifications, alterations and amendments: (i) are consistent with the use covenants set forth in the Neighborhood Documents and Community Documents; (ii) apply equally to all lawful Fala Bella Resort and Golf Club residents without discriminating on the basis of whether a Condominium Unit is occupied by a Condominium Unit Owner or his or her lessee; and (iii) in Developer's opinion, for so long as Developer holds any Condominium Units for sale in the ordinary course of business, would not be detrimental to the sales of Condominium Units by Developer. No rule or regulation shall interfere with the operation of Fala Bella Resort and Golf Club as a transient resort facility.

         17.19.   Limitations

                  Notwithstanding any other rule, regulation, or restriction to the contrary herein contained, the Board shall make reasonable accommodations in the rules, regulations or restrictions, if such accommodations may be necessary to afford a handicapped person equal opportunity to use and enjoy the Condominium Property.

         17.20.   Additional Restrictions

                  For additional restrictions which are applicable to the Condominium Property and the Condominium Unit Owners, please refer to the Community Declaration, the Neighborhood Declaration, the Use and Access Agreement, the Assignment and Assumption, and the Rental Program Agreement. As described in Article III of the Community Declaration, all structures of any kind to be built in Lely Resort, including the Condominium, must be approved by the declarant of the Community Declaration. The Community Declaration provides the procedure and method of obtaining such approval. In the event of a conflict between the provisions of this Declaration and the Use and Access Agreement, the Use and Access Agreement shall control, except that the Declaration may contain provisions which are stricter than those of the Use and Access Agreement. In the event of a conflict between the provisions of this Declaration and the Rental Program Agreement, the provisions of the Rental Program Agreement shall control. In the event of a conflict between the provisions of this Declaration and the Assignment and Assumption, the Assignment and Assumption shall control. In the event of a conflict between the provisions of this Declaration and the provisions of the Community Declaration or the Neighborhood Declaration, the provisions of the Community Declaration or the Neighborhood Declaration, as the case may be, shall control; provided, however, that this Declaration and the other Neighborhood Documents may contain provisions more restrictive than contained in the Community Declaration and the other Community Documents and the Neighborhood Declaration, in which event such more restrictive provisions shall control.



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



         17.21    Golf Rights

                  17.21.1. As part of the rights attached to their Resort Unit, by means of this Declaration, Resort Unit Owners receive the use and enjoyment rights of a Unit Owner, as such term is defined in the Use and Access Agreement, subject to all provisions of the Use and Access Agreement, including the payment of all fees, subordination to all mortgages of record as of the date of the Use and Access Agreement, and subject to such other rights, easements, and licenses as other persons may have in and to the Golf Facilities (as defined in the Use and Access Agreement). The rights of Resort Unit Owners to play golf are at all times subject to availability as those reserved may exceed those available. Neither Developer nor GEI (as defined in the Use and Access Agreement) makes any guarantee of availability.

                  17.21.2. The term "Unit Owner", as used in the Use and Access Agreement, and referenced herein, shall include:

                  (i) one person and his or her immediate family, comprised of a husband, wife and their dependent children under 25 years old, or

                  (ii) two (2) adults who live together and hold themselves out to the public as the equivalent of a married couple and their dependent children under 25 years old, or

                   (iii)   two (2) joint tenants.

If a Unit is owned by a corporation or other entity, the entity may designate one person and his or her immediate family or two (2) individual persons to have the privileges of a Unit Owner. Such designated individuals may be changed one time per year upon payment of a nominal administrative fee. These entity rights are available only to an entity operating an on-going bona fide commercial business. The entity must provide to GEI and the Condominium Association its formative documents and any other documentation required by GEI to confirm its compliance with the foregoing requirements.

                  17.21.3. The rights of Resort Unit Owners to play golf are:

                  (i) Each Resort Unit Owner understands and agrees that the use of the Golf Facilities (as defined in the Use and Access Agreement) by each Resort Unit Owner are subject to all provisions of the Use and Access Agreement, to all provisions of the Declaration, to all provisions of the Rental Program Agreement, and to all provisions of the Assignment and Assumption.

                  (ii) Notwithstanding any other provision of the Rental Program Agreement, the Use and Access Agreement, the Assignment and Assumption, this Declaration, or otherwise, the rights of each Resort Unit Owner to play golf are at all times subject to availability. The rights of each Resort Unit Owner to play golf are also subject to the limitations contained in the Use and Access Agreement, the Assignment and Assumption, the Rental Program Agreement, and this Declaration, which limitations and rights include, without being limited to, the right to play one 18-hole round of golf at the Golf Facilities for a maximum of one hundred (100) rounds per year (year means the period from November 1 through October 31 of following calendar year), provided that no one individual shall be entitled to play more than forty-two (42) times per year (year means



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



the period from November 1 through October 31 of following calendar year), under the following conditions:

                  (iii) If his or her Unit is not occupied by a Designated User (as defined in the Use and Access Agreement) renting the Unit through the rental program, any person classified as a Resort Unit Owner or having the rights of a Resort Unit Owner, may make an advance reservation up to one (1) year in advance, and will not be required to pay a greens fee. Such reservation will be canceled if the Unit is subsequently rented.

                  (iv) If the Unit is occupied by a Designated User renting the Unit through the rental program, the Resort Unit Owner shall have no advance reservation rights to play golf, but shall be eligible to play on a stand-by space available basis (i.e., no reservation under this Agreement, even after tee time is open to public) without payment of a greens fee. This play will count toward the one hundred (100) play times and toward the maximum of forty-two (42) per person.

                  (v) If the Resort Unit Owner is scheduled to play one (1) eighteen (18) hole round of golf at the Golf Facilities the Resort Unit Owner may play a second eighteen (18) hole round if there is space available at the actual tee-off time without any reservation, without payment of a greens fee. The play will count toward the one hundred (100) rounds and towards the maximum of forty-two (42) per person.

                  (vi) Use of the Golf Facilities by the Resort Unit Owner under these provisions is limited during each Limited Use Season (as defined in Article Section 17.1.1.(ii) hereinabove), during which time Resort Unit Owner(s) will be able to use the Golf Facilities a maximum of seven (7) days during any one (1) thirty (30) day period and once all seven (7) days have been used, the Resort Unit Owner(s) must wait ten (10) more days before being eligible for additional golf privileges, with the exception that there may be one (1) period of up to fourteen (14) days of use per year within a particular thirty (30) day period (in which case the Resort Unit Owner may not use the Golf Facilities for a period of ten (10) days before and after the first and last day of such use). If such Resort Unit Owner(s) desires to play golf at the Golf Facilities more than one hundred (100) rounds for all of those falling in the category of Resort Unit Owner, and more than forty-two (42) times for any individual per year, the Resort Unit Owner(s) may do so, subject to the same reservation privileges, as are applicable to the general public. The published resort greens fee will be paid for such use in excess of one hundred (100) rounds per all Owner(s) or those classified as having the use rights of Owner(s) and in excess of forty-two
(42) times per individual as classified as an Owner from November to April. During the months of May through October, from 1999 through 2004, no greens fee will be paid for such excess rounds. Commencing in May of 2005, one-half (1/2) of the published resort greens fee on the day of play will be paid for such excess use during the months of May through October.

                  17.21.4.          Golf Fees

                  (i) Initial License Fees to GEI, as set forth in the Use and Access Agreement, shall be paid by the Developer.

                  (ii) Resort Unit Owners are obligated to pay Annual License Fees as set forth in the Use and Access Agreement. In the event a Resort Unit Owner shall default on this obligation, the Association has the authority to collect all delinquent amounts from the Unit Owners on a pro



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



rata basis to their shares of ownership as a Special Assessment. The Annual License Fees are intended to be paid through the procedures set forth in the Rental Program Agreement; however, in any event, the Annual License Fee shall be paid to GEI by November 1st of each year for a "Dues Year" beginning November 1 and continuing through October 31. During the year in which a Resort Unit is first conveyed to a Resort Unit Owner other than Developer, the obligation for payment of the Annual License Fee for such Resort Unit shall commence at the closing of the Resort Unit and be prorated for that year. Initially, the Annual License Fee for each Resort Unit shall be the sum of Three Thousand Five Hundred Dollars ($3,500.00). Effective for the Dues Year beginning November 1, 2002, and annually thereafter, GEI will increase Annual License Fees by four percent (4%).

                  (iii) In the event a reservation made by a Resort Unit Owner is not utilized, and is not canceled prior to the greater of the cancellation period designated by GEI or four days prior to the date of play, the unused tee time(s) shall count against the reserving Resort Unit Owner's yearly allocation of golf rights.

                  (iv) The Resort Unit Owner shall be responsible for paying to GEI any deposits or advance fees required by GEI in connection with the use of the Golf Facilities by a Resort Unit Owner.

                  17.21.5 GEI shall have a lien against the Condominium Property, including such Owner's Resort Unit, to satisfy payment required under the Use and Access Agreement of all Annual License Fees. GEI's lien rights are set forth in more detail in Section 13 of the Use and Access Agreement. If Annual License Fees are not otherwise paid, they shall become a Common Expense of the Condominium, subject to Association Assessment.

                  17.21.6. The recitation of some provisions of the Use and Access Agreement herein is for convenience of reference only, and shall not limit the construction of the provisions of the entire Use and Access Agreement against the Resort Unit, except in the case where the provisions of this Declaration are stricter; however, no rights other than those specifically set forth in this Declaration are being conveyed to Resort Unit Owners or others hereunder. Designated User Rights, as defined in the Use and Access Agreement and the Assignment and Assumption, and any rights, monies, or royalties flowing therefrom, are specifically excluded from the rights conveyed to Resort Unit Owners under this Declaration.

                               18. PARKING SPACES

         Developer reserves the right to reserve one or more parking spaces for the exclusive use of Developer and its agents, contractors and lessees for so long as Developer owns one (1) or more Condominium Units. Other than any parking spaces reserved by Developer, all spaces will be available for guests, Owners and other users on an unassigned basis.


                      19. MAINTENANCE AND REPAIR PROVISIONS

         19.1.    By Condominium Unit Owners

                  19.1.1. Maintenance and Repair. Each Condominium Unit Owner shall maintain in good condition, repair and replace at his or her expense all portions of his or her Condominium Unit



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



and Limited Common Elements, including the following equipment or fixtures if located within his or her Condominium Unit or on the Limited Common Elements assigned to his or her Condominium Unit, electrical fixtures, appliances, water heaters or built-in cabinets, all window panes and all interior surfaces within or surrounding his or her Condominium Unit and Lanai (such as the surfaces of the walls, ceilings and floors) and all exterior doors, casings and hardware therefor; and pay for any utilities which are separately metered to his or her Condominium Unit. Every Condominium Unit Owner must perform promptly all maintenance and repair work within his or her Condominium Unit, as aforesaid, which if not performed would affect the Condominium Property, Fala Bella Resort and Golf Club in its entirety or a Condominium Unit belonging to another Condominium Unit Owner. Each Condominium Unit Owner shall be expressly responsible for the damages and liabilities that his or her failure to perform his or her above-mentioned responsibilities may engender. Said Condominium Unit shall be maintained and repaired in accordance with the building plans and specifications utilized by Developer, copies of which are to be on file in the office of the Condominium Association, except for changes or alterations approved by the Board and Developer as provided in this Declaration and the Community Declaration.

                  19.1.2. Alterations. No Condominium Unit Owner shall make any alterations in the Building or the Common Elements which are to be maintained by the Condominium Association or remove any portion thereof or make any additions thereto or do anything which would or might jeopardize or impair the safety or soundness of the Building, the Common Elements, the Limited Common Elements or which, in the sole opinion of the Board and Developer, would detrimentally affect the architectural design of the Building without first obtaining the written consent of the Board and Developer, if applicable.

                  19.1.3. Painting and Board Approval. No Resort Unit Owner shall paint, refurbish, stain, alter, decorate, repair, replace or change the Common Elements or any outside or exterior portion of the Building maintained by the Condominium Association, including terraces, balconies, porches, doors or window frames (except for replacing window panes), etc. No Resort Unit Owner shall have any exterior lighting fixtures, mail boxes, window screens, screen doors, awnings, hurricane shutters, hardware or similar items installed which are not consistent with the general architecture of the Building maintained by the Condominium Association without first obtaining specific written approval of the Board and Developer. The Board shall not grant approval if, in its opinion, the effect of any of the items mentioned herein will be unsightly as to the portion of the Building maintained by the Condominium Association and unless such items substantially conform to the architectural design of the Building and the design of any such items which have previously been installed at the time the Board approval is requested.

                  19.1.4. Duty to Report. Each Condominium Unit Owner shall promptly report to the Condominium Association or its agents any defect or need for repairs on the Condominium Property, the responsibility for the remedying of which is that of the Condominium Association.

                  19.1.5. Use of Licensed Plumbers and Electricians. No Condominium Unit Owner shall have repairs made to any plumbing or electrical wiring within a Condominium Unit, except by licensed plumbers or electricians authorized to do such work by the Board. The provisions as to the use of a licensed plumber or electrician shall not be applicable to any Institutional Mortgagee or to Developer. Plumbing and electrical repairs within a Condominium Unit shall be paid for by and shall be the financial obligation of the Condominium Unit Owner, unless such repairs are made in a Condominium Unit to plumbing and electrical systems servicing more than one (1) Condominium Unit.



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



                  19.1.6. Access by Condominium Association. The Condominium Association has the irrevocable right of access to each Condominium Unit during reasonable hours when necessary for the maintenance, repair or replacement of any Common Elements or of any portion of a unit to be maintained by the Condominium Association pursuant to this Declaration or as necessary to prevent damage to the Common Elements or to another Condominium Unit.

                  19.1.7. Air-Conditioning. Air conditioning units and service lines shall be maintained, replaced or repaired by the Condominium Association.

                  19.1.8. Liability for Actions. A Condominium Unit Owner shall be liable for the expense of any maintenance, repair or replacement of any real or personal property rendered necessary by his or her act, negligence or carelessness, or by that of his or her lessee or any member of their families, or their guests, employees or agents (normal wear and tear excepted) but only to the extent that such expense is not met by the proceeds of insurance carried by the Condominium Association. Such liability shall include the cost of repairing broken windows. A Condominium Unit Owner shall also be liable for any personal injuries caused by his or her negligent acts or those of his or her lessee or any member of their families, or their guests, employees or agents. Nothing herein contained, however, shall be construed so as to modify any waiver by insurance companies of rights of subrogation.

         19.2.    By the Condominium Association

                  19.2.1. Improvements. The responsibility of the Condominium Association is to repair, maintain and replace any and all improvements and facilities located upon the Common Elements and the Association Property, including the parking areas, landscaped areas, recreational facilities, streets and the storm water management system, as otherwise provided herein. Maintenance includes, but is not limited to, the following: cleanup, landscape care and replacement, lawn care, services related to drainage areas, painting, structural upkeep, maintenance of Lanai screening, air conditioning and heating equipment, and maintenance of roads, sidewalks, parking areas, and streets. The Condominium Association shall maintain and repair all exterior walls of the Buildings, including the exterior walls of the Buildings contained within screened Lanais, and including the screened enclosure itself.

                  19.2.2. Utilities. The Condominium Association shall maintain, repair and replace all conduits, ducts, plumbing, wiring and other facilities for the furnishing of any and all utility services including the operation of the drainage and storm water management system and the maintenance of the sanitary water and sewer service laterals leading to the Buildings if such water and sewer lines are not maintained by the appropriate utility company, including wiring, plumbing fixtures and other facilities within a Condominium Unit, but excluding therefrom appliances within a Condominium Unit.

                  19.2.3. Lakes. Notwithstanding anything contained herein to the contrary, the Association is responsible to maintain the lakes contained in the Initial Association Property. "Maintain" as used in this subparagraph consists of all services relating to the lake, including, spraying, if permitted by the CDD and the Community Association and the appropriate governmental agencies, chemically treating the water, if permitted by the CDD and the Community Association and the appropriate governmental agencies, controlling water levels, etc. However, the maintenance of the existing lake directly to the east of Phase 15, as shown on the Site Plan, shall be the responsibility of the neighboring property owner, and not of the Condominium Association, and



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



non-exclusive easements for such purpose are hereby granted. However, in the event the Association deems the maintenance of such lake and/or the banks of such lake are inadequate or otherwise unacceptable, the Association has the right to perform such maintenance itself with the cost of same being a Common Expense.

                  19.2.4.  Compliance  With  Regulations of Public  Bodies.  The
Condominium Association shall perform such acts and do such things as shall be lawfully required by any public body having jurisdiction over the same in order to comply with sanitary requirements, fire hazard requirements, zoning requirements, setback requirements, drainage requirements and other similar requirements designed to protect the public. The cost of the foregoing shall be a Neighborhood Common Expense.

                  19.2.5. Maintenance of Property Adjacent to Condominium Property. If the Condominium Association is permitted by the owner of property adjacent to the Condominium Property or the governmental authority responsible for maintaining same to provide additional maintenance for such adjacent property, and the Board elects to do so in order to enhance the overall appearance of the Condominium, then the expense thereof shall be a Neighborhood Common Expense.

                  19.2.6 Quality of Care. In any part of the Condominium Property that the Condominium Association has the designated responsibilities of repair, maintenance and/or replacement, it shall exercise care such that its responsibilities are executed in a first class manner consistent with the operation of a quality resort. Such care shall comply with all applicable laws and regulations, including those for rental programs, as well as, without limitation, all requirements for compliance with the provisions of the Use and Access Agreement, licensing as a transient lodging facility, and licensing as a restaurant establishment.

         19.3     Developer's Warranties

                  Notwithstanding anything contained in this Article 19 to the contrary, each Condominium Unit Owner acknowledges and agrees that Developer shall be irreparably harmed if a Condominium Unit Owner undertakes the repair or replacement of any defective portion of a Condominium Unit, a Building, the Common Elements or any other real or personal property constituting the Condominium Property during the time in which Developer is liable under any warranties in connection with the sale of any Condominium Unit. Accordingly, each Condominium Unit Owner hereby agrees (i) to promptly, upon such Condominium Unit Owner's knowledge of the existence of any such defective portion, provide written notice to Developer specifying each such defective portion, upon the receipt of which Developer shall have thirty (30) days ("Repair Period") to commence the repair or replacement of such defective portion and diligently pursue the completion thereof; and (ii) not to repair, replace or otherwise adjust any such defective portion during the Repair Period; provided, however, that if Developer fails to commence the repair or replacement of such defective portion within the Repair Period, such Condominium Unit Owner may repair or replace same. If any Condominium Unit Owner fails to comply with the provisions of this Paragraph 19.3, such Condominium Unit Owner will be deemed to have breached his or her obligation to mitigate damages and such Condominium Unit Owner's conduct shall constitute an aggravation of damages.

         19.4.    Conformity with Community Declaration

                  Notwithstanding anything contained in this Article 19 to the contrary, alterations, improvements, repairs and maintenance of the Condominium Property shall conform to the provisions of the Community Declaration and Neighborhood Declaration and all other valid terms and provisions thereof.

               20. ASSESSMENTS FOR COMMON EXPENSES; ESTABLISHMENT
                            AND ENFORCEMENT OF LIENS

         20.1.    Affirmative Covenant to Pay Common Expenses

                  In order to: (i) fulfill the covenants contained in this Declaration; (ii) provide for maintenance and preservation of the Common Elements for the recreation, safety, welfare, and benefit of Condominium Unit Owners, their invitees, guests, family members and lessees, subject to the terms of this Declaration; and (iii) provide for maintenance and preservation of the services and amenities provided for herein, there is hereby imposed upon the Condominium Units and the Condominium Unit Owners thereof the affirmative covenant and obligation to pay the Assessments including, but not limited to, the Annual Assessments. Each Condominium Unit Owner, by acceptance of a deed or other instrument of conveyance for a Condominium Unit, whether or not it shall be so expressed in any such deed or instrument, shall be so obligated and agrees to pay to the Condominium Association all Assessments determined in accordance with the provisions of this Declaration and all of the covenants set forth herein shall run with the Condominium Property and each Condominium Unit therein.

         20.2.    Lien

                  The Annual Assessment and Special Assessments, as determined in accordance with Article 21 hereof, together with Interest thereon and costs of collection thereof, including Legal Fees, are, pursuant to the Act, subject to a lien right on behalf of the Condominium Association to secure payment thereof and such Assessments are hereby declared to be a charge on each Condominium Unit and shall be a continuing lien upon the Condominium Unit against which each such Assessment is made. Each Assessment against a Condominium Unit together with Interest thereon and costs of collection thereof, including Legal Fees, shall be the personal obligation of the person, persons, entity and/or entities owning the Condominium Unit so assessed. The Condominium Association's statutory lien for Assessments shall be effective only from and after the time of recordation amongst the Public Records of the County of a written acknowledged statement by the Condominium Association setting forth the amount due to the Condominium Association as of the date the statement is signed. Upon full payment of all sums secured by such lien or liens, the party making payment shall be entitled to a recordable satisfaction of the statement of lien.

                  20.2.1. Personal Obligation. Each Assessment against a Condominium Unit, together with Interest thereon and costs of collection thereof, including Legal Fees, shall be the personal obligation of the person, persons, entity and/or entities owning the Condominium Unit so assessed.

                  20.2.2. Institutional Mortgagees. To the extent permitted by law, an Institutional Mortgagee or other person who obtains title to a Condominium Unit by foreclosure of a first mortgage, or Institutional Mortgagee who obtains title to a Condominium Unit by deed in lieu of foreclosure, shall not be liable for the unpaid Assessments that became due prior to such acquisition of title, unless the payment of Assessments was secured by a claim of lien recorded by the Condominium Association prior to the recording of the first mortgage. It is acknowledged that as of the date of recording this Declaration, the Act provides that a first mortgagee who acquires title to a Condominium Unit by foreclosure or by deed in lieu of foreclosure is liable for the unpaid Assessment that became due prior to the mortgagee's receipt of the deed, however, the mortgagee's liability is limited to a period not exceeding six (6) months, or one percent (1%) of the original mortgage debt, whichever amount is less. In the event the Act is amended to reduce the liability of a first mortgagee or other person who acquires title to a Condominium Unit by foreclosure or deed in lieu of foreclosure, the first mortgagee or person acquiring title shall receive the benefit of such reduced liability. Assessments which are not due from such Institutional Mortgagee shall become a Common Expense collectible from all Condominium Unit Owners pursuant to Paragraph 22.9 hereof.

         20.3.    Enforcement

                  In the event that any Condominium Unit Owner shall fail to pay any Annual Assessment, or installment thereof, or any Special Assessment, or installment thereof, charged to his or her Condominium Unit within fifteen (15) days after the same becomes due, then the Condominium Association, through its Board, shall have the following remedies:

                           (i) To advance, on behalf of the Owner in default, funds to accomplish the needs of the Condominium Association; provided that:
                                    (a) the  amount  or  amounts  of  monies  so
                                    advanced,  including Legal Fees and expenses
                                    which have been reasonably  incurred because
                                    of  or in  connection  with  such  payments,
                                    together   with   Interest   thereon,    may
                                    thereupon be  collected  by the  Condominium
                                    Association; and (b) such advance by the Condominium Association shall not waive the default of the Owner in failing to make its payments;

                           (ii)     To  accelerate  the  entire  amount  of  any
                                    Assessments   for  the   remainder   of  the
                                    calendar   year  in   accordance   with  the
                                    provisions of the Act and rules set forth in the Florida Administrative Code promulgated by the Division of Florida Land Sales, Condominiums and Mobile Homes;

                           (iii) To file an action in equity to foreclose its lien at any time after the effective date thereof or an action in the name of the Condominium Association under any equitable rights or remedies which may be available to the Condominium Association, including, but not limited to, the equitable rights sometimes available in a foreclosure of a mortgage on real property; and

                           (iv) To file an action at law to collect the amount owing plus Interest and Legal Fees without waiving its lien rights and its right of foreclosure.

               21. METHOD OF DETERMINING, ASSESSING AND COLLECTING
                                   ASSESSMENTS

         The Assessments as hereinafter set forth and described shall be assessed to and collected from Condominium Unit Owners on the following basis:

         21.1.    Determining Annual Assessment

                  21.1.1. Expenses. The total anticipated Common Expenses for each calendar year shall be set forth in a schedule to the Budget of the Condominium Association which shall be prepared by the Board as described in the Articles and Bylaws. The total anticipated Common Expenses shall be that sum necessary for the maintenance and operation of the Condominium and such expenses shall be allocated to the Condominium Units based upon each Condominium Unit's share of the Common Expenses, which allocated sum, together with each Condominium Unit Owner's share of community common expenses as determined in accordance with the Community Declaration, shall be assessed as the "Annual Assessment." The Annual Assessment may be adjusted quarterly in the instance where the Board determines that the estimated Common Expenses are insufficient to meet the actual Common Expenses being incurred, in which event the anticipated Common Expenses for the remaining quarters may be increased accordingly in calculating the Annual Assessment.

                  21.1.2. Assessment Payment. The Annual Assessment shall be payable quarterly in advance on the first day of each quarter of a calendar year. The Condominium Association may at any time require the Condominium Unit Owners to maintain a minimum balance on deposit with the Condominium Association to cover future installments of Assessments. The amount of such deposit shall not exceed one-quarter (1/4) of the then current Annual Assessment for the Condominium Unit.

         21.2.    Developer's Guarantee

                  From the recording of this Declaration until December 31, 2001, Developer guarantees that assessments for Common Expenses of the Condominium Association will not exceed the following: Seven Hundred Dollars ($700.00) per quarter, or Two Thousand Eight Hundred Dollars ($2,800.00) per year, for two-bedroom Resort Units, Eight Hundred Seventy Five Dollars ($875.00) per quarter, or Three Thousand Five Hundred Dollars ($3,500.00) per year, for three- bedroom Resort Units, ($ ) per quarter, or ($ )
-------------------------------      ------------      -------------------------
-------------- per year, for the Vending and Storage Commercial Units, and ($ ) per ------------------------------- ------------ quarter, or ($ ) per year, for the Resort Center. Developer will pay all ------------------------- -------------- Common Expenses not paid for by assessments of Condominium Units ("Guarantee for Common Expenses"). Developer's guarantee is made in accordance with the provisions of Section 718.116(9)(a)(2) of the Act. The expiration of the guarantee period is December 31, 2001; provided, however, that the Guarantee for Common Expenses shall terminate on the date when control of the Association is turned over to Home Owners other than the Developer in the event the date when control of the Association is turned over to Home Owners other than the Developer occurs prior to December 31, 2001. Developer's Guarantee for Common Expenses shall not apply to Special Assessments.

                  Developer reserves the right to extend the guarantee period for one (1) year to December 31, 2002; provided, however, the guarantee shall terminate on the date when control of the Association is turned over to Home Owners other than the Developer in the event the date when control of the Association is turned over to Home Owners other than the Developer occurs prior to December 31, 2002.

                  Assessments determined as provided in Paragraph 21.1 of this Declaration or the Bylaws shall be determined and made commencing January 1, 2002, if Developer does not choose the option to extend the guarantee, or January 1, 2003, if Developer chooses the option to extend the guarantee, or the date when control of the Association is turned over to Home Owners other than the Developer, whichever is the sooner to occur and Developer will pay any such Assessments for any of the Condominium Units owned by Developer from and after such date.

         21.3.    Special Assessments

                  In addition to the Annual Assessment, Condominium Unit Owners shall be obligated to pay such Special Assessments as shall be levied by the Board in accordance with the Bylaws against their Condominium Unit either as a result of: (i) extraordinary items of expense; (ii) the failure or refusal of other Condominium Unit Owners to pay their Annual Assessment or their Annual License Fees; or (iii) such other reason or basis determined by the Board which is not inconsistent with the terms of the Neighborhood Documents or the Act.

                               22. COMMON EXPENSES

         The following expenses are declared to be Common Expenses of the Condominium which each Condominium Unit Owner is obligated to pay to the Condominium Association as provided in this Declaration, the Neighborhood Documents and Community Documents.

         22.1.    Taxes

                  Any and all taxes levied or assessed at any and all times by any and all taxing authorities including all taxes, charges, assessments and impositions and liens for public improvements, special charges and assessments and water drainage districts, and in general all taxes and tax liens which may be assessed against the Common Elements, Condominium Association Property and against any and all personal property and improvements, which are now or which hereafter may be a portion thereof to be placed thereon, including any interest, penalties and other charges which may accrue thereon shall, as appropriate, be considered Common Expenses.

         22.2.    Utility Charges

                  All charges levied for utilities providing services for the Condominium Property, including the Condominium Units, the Common Elements and Condominium Association Property, whether they are supplied by a private or public firm shall, as appropriate, be considered Common Expenses. It is contemplated that this obligation will include all charges for water, gas, electricity, telephone, sewer and any other type of utility or any other type of service charge incurred in connection with the Condominium Property. It is contemplated that there shall be one meter for water, sewer, and electric lines to each Building or group of Buildings. All charges related to such lines and services shall be Common Expenses.

         22.3.    Insurance

                  The premiums on any policy or policies of insurance required to be maintained under this Declaration and the premiums on any policy or policies the Condominium Association determines to maintain on the Condominium Property, Condominium Association Property, or specifically related to this Condominium, even if not required to be maintained by the specific terms of this Declaration, shall be Common Expenses, commencing with the recordation of this Declaration and even before such property is owned by the Condominium Association.

         22.4.    Destruction of Buildings or Improvements

                  Any sums necessary to repair or replace, construct or reconstruct damages caused by the destruction of any building or structure upon the Common Elements, or any property owned or to be owned by the Condominium Association as contemplated by this Declaration, by fire, windstorm, flood or other casualty regardless of whether or not the same is covered in whole or in part by insurance, including all amounts required to be deducted from any proceeds received by the Condominium Association from an insurer pursuant to a deductible clause in the applicable insurance agreement, shall be Common Expenses. In the event insurance money shall be payable, such insurance money shall be paid to the Condominium Association who shall open an account with a banking institution doing business in the County, for the purpose of providing a fund for the repair and reconstruction of the damage. The Condominium Association shall pay into such account, either in addition to the insurance proceeds, or in the event there are no insurance proceeds, such sums as may be necessary so that the funds on deposit will equal the costs of repair and reconstruction of the damage or destruction. The sums necessary to pay for the damage or destruction as herein contemplated shall be considered Common Expenses, but shall be raised by the Condominium Association under the provisions for Special Assessments as provided in Paragraph 21.3 of this Declaration. The Condominium Association agrees that it will levy Special Assessments to provide the funds for the cost of reconstruction or construction within ninety (90) days from the date the destruction takes place and shall go forward with all deliberate speed so that the construction or reconstruction, repair or replacement, shall be completed, if possible, within nine (9) months from the date of damage.

         22.5.    Maintenance, Repair and Replacements

                  Common Expenses shall include all expenses necessary to keep and maintain, repair and replace any and all buildings, improvements, personal property and furniture, fixtures and equipment of the Condominium Association upon the Common Elements, or any property owned or to be owned by the
Condominium Association as contemplated by this Declaration, including landscaping, streets, utility lines, lawn and sprinkler service, in a manner consistent with the development of the Condominium and in accordance with the covenants and restrictions contained herein, and in conformity with the Community Declaration, the other Community Documents, and with all orders, ordinances, rulings and regulations of any and all federal, state and city governments having jurisdiction thereover including the statutes and laws of the State of Florida and the United States. This shall include any expenses attributable to the maintenance and repair and replacement of pumps or other equipment, if any, located upon or servicing the Condominium Property, or any property owned or to be owned by the Condominium Association as contemplated by this Declaration, pursuant to agreements between the Condominium Association and utility corporations. Any expenses for replacements which would not be in the nature of normal repair and maintenance may be the subject of a Special Assessment as provided in Paragraph 21.3 of this Declaration.

         22.6.    Administrative and Operational Expenses

                  The costs of administration of the Condominium Association including, but not limited to, any secretaries, bookkeepers and other employees necessary to carry out the obligations and covenants of the Condominium Association as to the Condominium shall be deemed to be Common Expenses. In addition, it is contemplated that the Condominium Association may retain a management company or companies or contractors (any of which management companies or contractors may be, but are not required to be, a subsidiary, affiliate or an otherwise related entity of Developer) to assist in the operation of the Condominium Property, Condominium Association Property and obligations of the Condominium Association hereunder. The fees or costs of this or any other management company or contractors so retained shall be deemed to be part of the Common Expenses hereunder as will fees which may be required to be paid to the Division of Florida Land Sales, Condominiums and Mobile Homes from time to time.

         22.7.    Indemnification

                  The Condominium Association covenants and agrees that it will indemnify and hold harmless Developer and the members of the Board from and against any and all claims, suits, actions, damages, and/or causes of action arising from any personal injury, loss of life, and/or damage to property sustained in or about the Condominium Property, Condominium Association Property or the appurtenances thereto from and against all costs, Legal Fees, expenses and liabilities incurred in and about any such claim, the investigation thereof or the defense of any action or proceeding brought thereon, and from and against any orders, judgments and/or decrees which may be entered therein. Included in the foregoing provisions of indemnification are any expenses that Developer may be compelled to incur in bringing suit for the purpose of compelling the specific enforcement of the provisions, conditions and covenants contained in this Declaration to be kept and performed by the Condominium Association.

         22.8.    Compliance with Laws

                  The Condominium Association shall take such action as it determines necessary or appropriate in order for the Common Elements, and any property owned or to be owned by the Condominium Association as contemplated by this Declaration, to be in compliance with all applicable laws, statutes, ordinances and regulations of any governmental authority, whether federal, state or local, including, without limitation, any regulations regarding zoning requirements, setback requirements, drainage requirements, sanitary conditions and fire hazards, and the cost and expense of such action taken by the Condominium Association shall be a Neighborhood Common Expense.

         22.9. Failure or Refusal of Condominium Unit Owners to Pay Annual Assessments

                  Funds needed for Common Expenses due to the failure or refusal of Condominium Unit Owners to pay their Annual Assessments levied shall, themselves, be deemed to be Common Expenses and properly the subject of an Assessment.

         22.10.   Extraordinary Items

                  Extraordinary items of expense under this Declaration such as expenses due to casualty losses and other extraordinary circumstances shall be the subject of a Special Assessment.

         22.11.   Matters of Special Assessments Generally

                  Amounts needed to supplement an already adopted budget of the Condominium Association, for capital improvements, as hereinbefore set forth, or for other purposes or reasons as determined by the Board to be the subject of a Special Assessment which are not inconsistent with the terms of any of the Neighborhood Documents or the Community Declaration, must also be approved by a majority vote of the Condominium Unit Owners at any meeting of members of the Condominium Association having a quorum, except that (i) no such approval need be obtained for a Special Assessment for the replacement or repair of a previously existing improvement on the Condominium Property, and/or any property owned or to be owned by the Condominium Association as contemplated by this Declaration, which was destroyed or damaged, it being recognized that the sums needed for such capital expenditure shall be the subject of a Special Assessment; and (ii) no such approval need be obtained for a Special Assessment which is approved by the Board, and for which the cost does not exceed Fifty Thousand Dollars ($50,000).
 .
         22.12.   Costs of Reserves

                  The funds necessary to establish an adequate reserve fund ("Reserves") for periodic maintenance, repair and replacement of the Common Elements, and any property owned or to be owned by the Condominium Association as contemplated by this Declaration, and the facilities and improvements thereupon in amounts determined sufficient and appropriate by the Board from time to time shall be a Neighborhood Common Expense. Reserves shall be levied, assessed and/or waived in accordance with the Act. The Reserves shall be deposited in a separate account to provide such funds and reserves. The monies collected by the Condominium Association on account of Reserves shall be and shall remain the exclusive property of the Condominium Association and no Condominium Unit Owner shall have any interest, claim or right to such Reserves or any fund composed of same.

         22.13.   Miscellaneous Expenses

                  Common Expenses shall include the cost of all items of costs or expense pertaining to or for the benefit of the Condominium Association or the Common Elements and any property owned or to be owned by the Condominium Association as contemplated by this Declaration, or any part thereof, not herein specifically enumerated and which is determined to be an appropriate item of Common Expense by the Board.

22.14. Property to be Owned or Maintained by the Condominium Association

                  Notwithstanding the current ownership of any real or personal property by Developer, in the event it is contemplated that such property will be owned or is to be maintained by the Condominium Association, then the costs associated by the ownership or maintenance shall be a Common Expense commencing with the recordation of this Declaration.

                     23. PROVISIONS RELATING TO PROHIBITION
                             OF FURTHER SUBDIVISION

         23.1.    Subdivision

                  Except regarding such rights as may be granted by Developer hereunder, the space within any of the Condominium Units and Common Elements shall not be further subdivided. No time share units may be created in any portion of the Condominium Property. Any instrument, whether a conveyance, mortgage or otherwise, which describes only a portion of the space within any Condominium Unit shall be deemed to describe the entire Condominium Unit owned by the person executing such instrument and the interest in the Common Elements appurtenant thereto.

         23.2.    Incorporation of Section 718.107

                  The provisions of Section 718.107 of the Act with regard to restraint upon separation and partition of Common Elements are specifically incorporated into this Declaration.

                     24. PROVISIONS RELATING TO SEVERABILITY

         If any provision of this Declaration, any of the other Neighborhood Documents or the Act is held invalid, the validity of the remainder of this Declaration, the Neighborhood Documents or the Act shall not be affected.

                    25. PROVISIONS RELATING TO INTERPRETATION

         25.1.    Titles

                  Article, Paragraph and subparagraph titles in this Declaration are intended only for convenience and for ease of reference, and in no way do such titles define, limit or in any way affect this Declaration or the meaning or contents of any material contained herein.

         25.2.    Gender

                  Whenever the context so requires, the use of any gender shall be deemed to include all genders, the use of the plural shall include the singular and the singular shall include the plural.

         25.3.    Member

                  As used  herein,  the term  "member"  means and  refers to any person, natural or corporate, who becomes a member of the Condominium Association, whether or not that person actually participates in the Condominium Association as a member.

         25.4.    Rule Against Perpetuities

                  In the event any court should hereafter determine any provisions as originally drafted herein in violation of the rule of property known as the "rule against perpetuities" or any other rule of law because of the duration of the period involved, the period specified in this Declaration shall not thereby become invalid, but instead shall be reduced to the maximum period allowed under such rule of law, and for such purpose, "measuring lives" shall be that of the last surviving member of the first Board of the Condominium Association.

                26. PROVISIONS CONTAINING REMEDIES FOR VIOLATION

         Each Condominium Unit Owner shall be governed by and shall comply with the Act and all of the Neighborhood Documents as such Neighborhood Documents may be amended and supplemented from time to time. Failure to do so shall entitle the Condominium Association, any Condominium Unit Owner or any Institutional Mortgagee holding a mortgage on any portion of the



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Condominium  Property to either sue for  injunctive  relief,  for damages or for both, and such parties shall have all other rights and remedies which may be available at law or in equity. The failure to enforce promptly any of the provisions of the Neighborhood Documents shall not bar their subsequent enforcement. In any proceeding arising because of an alleged failure of a Condominium Unit Owner to comply with the terms of the Neighborhood Documents, the prevailing party shall be entitled to recover the costs of the proceeding and Legal Fees. The failure of the Board to object to Condominium Unit Owners' or other parties' failure to comply with covenants or restrictions contained herein or in any of the other Neighborhood Documents (including the rules and regulations promulgated by the Board) now or hereafter promulgated shall in no event be deemed to be a waiver by the Board or of any other party having an interest therein of its rights to object to same and to seek compliance therewith in accordance with the provisions of the Neighborhood Documents.

        27. PROVISIONS FOR ALTERATIONS OF CONDOMINIUM UNITS BY DEVELOPER

         27.1.    Developer's Reserved Right

                  Developer reserves the right to nonmaterially alter, change or modify the interior design and arrangement of all Condominium Units and to alter the boundaries between the Condominium Units as long as Developer owns the Condominium Units so altered (which alterations in Developer's Condominium Units are hereinafter referred to as the "Developer Alterations"). Any material changes shall require the majority approval of the voting interests in the Condominium.

         27.2.    Developer Alterations Amendment

                  Any Developer Alterations which will alter the boundaries of existing Common Elements of this Condominium other than interior walls abutting Condominium Units owned by Developer and the Common Elements therein and not including proposed Common Elements of any Subsequent Phase not then submitted to condominium ownership will first require an amendment to this Declaration in the manner provided in Article 28 hereof.

                  In the event the Developer Alterations do not require an amendment in accordance with the above provisions, then as long as Developer owns the Condominium Units being affected, an amendment of this Declaration shall be filed by Developer ("Developer's Amendment") in accordance with the provisions of this Paragraph. Such Developer's Amendment need be signed and acknowledged only by Developer and need not be approved by the Condominium Association, Condominium Unit Owners or lienors or mortgagees of the Condominium Units, whether or not such approvals are elsewhere required for an amendment of this Declaration; provided, however, if the amendment is material, then the approval of a majority of the voting interests in the Condominium is required.

                  28. PROVISIONS FOR AMENDMENTS TO DECLARATION

         28.1.    General Procedure

                  Except as to the Amendment described in Paragraph 27.2 hereof, and the matters described in Paragraphs 28.2, 28.3, 28.4, 28.5 and 28.6 below and except where a greater percentage vote is required by this Declaration for certain action (in which case such greater percentage shall also be required to effectuate an amendment) (e.g., Paragraph 11.2 herein), this Declaration may be



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amended at any regular or special meeting of the Condominium  Unit Owners called and held in accordance with the Bylaws, by the affirmative vote of not less than ninety percent (90%) of the Condominium Unit Owners; provided that any amendment shall be approved or ratified by a majority of the Board as a whole, and provided that no amendment shall be of effect which interferes with the operation of Fala Bella Resort and Golf Club as a transient resort facility. An amendment to the Declaration shall be evidenced by a certificate executed by the Condominium Association and recorded in accordance with the Act. A true copy of such amendment shall be sent by certified mail by the Condominium Association to Developer and to all Institutional Mortgagees ("Mailing"). The amendment shall become effective upon the recording of the certificate amongst the Public Records, but the certificate shall not be recorded until thirty (30) days after the Mailing, unless such thirty (30)-day period is waived in writing by Developer and all Institutional Mortgagees.

         28.2.    Material Alteration

                  Except as otherwise provided in this Declaration, no amendment of the Declaration shall change the configuration or size of any Condominium Unit in any material fashion, materially alter or modify the appurtenances to such Condominium Unit, change the proportion or percentage by which the Condominium Unit Owner shares the Common Expenses and owns the Common Surplus and Common Elements or the Condominium Unit's voting rights in the Condominium Association, unless: (i) the record owner of the Condominium Unit and all record holders of liens on the Condominium Unit join in the execution of the amendment; and (ii) all the record Condominium Unit Owners of all other Condominium Units approve the amendment. Any such amendments shall be evidenced by a certificate joined in and executed by all the Condominium Unit Owners and all Institutional Mortgagees holding mortgages thereon and shall be recorded in the same manner as provided in Paragraph 28.1; provided, however, no amendment to this Declaration shall change the method of determining Annual Assessments unless approved in writing by the Institutional Mortgagees holding mortgages encumbering two-thirds (2/3) of the Condominium Units encumbered by mortgages held by Institutional Mortgagees.

         28.3.    Defect, Error or Omission

                  Whenever it shall appear to the Board that there is a defect, error or omission in the Declaration, or in other documentation required by law to establish this Condominium, the Condominium Association, through its Board, shall immediately call for a special meeting of the Condominium Unit Owners to consider amending the Declaration or other Neighborhood Documents. Upon the affirmative vote of one-third (1/3) of the Condominium Unit Owners, with there being more positive votes than negative votes, the Condominium Association shall amend the appropriate documents. A true copy of such amendment shall be sent pursuant to the Mailing. The amendment shall become effective upon the recording of the certificate amongst the Public Records, but the certificate shall not be recorded until thirty (30) days after the Mailing, unless such thirty (30) day period is waived in writing by Developer and all Institutional Mortgagees.

         28.4.   Rights  of  Developer,   the   Condominium   Association,   and
Institutional Mortgagees

                  No amendment shall be passed which shall materially impair or prejudice the rights or priorities of Developer, the Condominium Association, or any Institutional Mortgagee under this Declaration and the other Neighborhood Documents without the specific written approval of Developer, the Condominium Association, or any Institutional Mortgagees affected thereby. The consent of such Institutional Mortgagee may not be unreasonably withheld. Furthermore, no



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amendment  shall be passed which shall alter or affect the obligations to comply with the covenants contained in Article 10 herein relative to the plan for development for Fala Bella Resort and Golf Club. In addition, any amendment that would affect the surface water management system, including the water management portions of the Common Elements and Condominium Association Property, if any, must have the prior approval of the South Florida Water Management District and Developer.

         28.5.    Scrivener's Error

                  The Condominium Association may amend this Declaration and any exhibits hereto, in order to correct a scrivener's error or other defect or omission by the affirmative vote of two-thirds (2/3) of the Board without the consent of the Condominium Unit Owners provided that such amendment does not materially and adversely affect the rights of Condominium Unit Owners, lienors or mortgagees. This amendment shall be signed by the President of the Condominium Association and a copy of the amendment shall be furnished to the Condominium Association and all Listed Mortgagees and sent pursuant to the Mailing as soon after recording thereof amongst the Public Records, as is practicable.

         28.6.    Amendments Required by Secondary Mortgage Market Institutions

                  Notwithstanding anything contained herein to the contrary, Developer may, without the consent of the Condominium Unit Owners, file any amendment which may be required by an Institutional Mortgagee for the purpose of satisfying its Planned Unit Development criteria or such criteria as may be established by such mortgagee's secondary mortgage market purchasers, including, without limitation, the Federal National Mortgage Association and the Federal Reserve Unit Loan Mortgage Corporation; provided, however, that any such Developer filed amendments must be in accordance with any applicable rules, regulations and other requirements promulgated by the United States Department of Housing and Urban Development.

         28.7.    Neighborhood Documents and Community Documents

                  The Articles, Bylaws and other Neighborhood Documents shall be amended as provided in such documents. The Community Declaration, Articles of Incorporation of the Community Association and Bylaws of the Community Association shall be amended as provided in the respective Community Documents.

         28.8.    Form of Amendment

                  To the extent required by the Act, no provision of this Declaration shall be revised or amended by reference to its title or number only and proposals to amend existing provisions of this Declaration shall contain the full text of the provision to be amended; new words shall be inserted in the text and underlined; and words to be deleted shall be lined through with hyphens; provided, if however, the proposed change is so extensive that this procedure would hinder rather than assist the understanding of the proposed amendment, it is not necessary to use underlining and hyphens as indicated for words added or deleted, but, instead a notation shall be inserted immediately preceding the proposed amendment in substantially the following language:
"Substantial Rewording of Declaration. See provision ____ for present text." Notwithstanding anything herein contained to the contrary, however, failure to comply with the above format shall



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



not be deemed a material error or omission in the amendment process and shall not invalidate an otherwise properly promulgated amendment.

              29. PROVISIONS SETTING FORTH THE RIGHTS OF DEVELOPER

         29.1.    Developer's Right to Transact Business

                  Developer reserves and shall have the right to enter into and transact on the Condominium Property and other portions of Fala Bella Resort and Golf Club any business necessary to consummate the sale, lease or encumbrance of Condominium Units including the right to maintain models and a sales and/or leasing office, place signs, employ sales personnel, hold promotional parties, use the Common Elements, Condominium Association Property and show Condominium Units and including the right to carry on construction activities of all types necessary to construct all improvements in Fala Bella Resort and Golf Club pursuant to the plan for development as set forth in Article 10 hereof. Any such models, sales and/or leasing office, signs and any other items pertaining to such sales and/or leasing efforts shall not be considered a part of the Common Elements and shall remain the property of Developer. Developer reserves the right for itself and any of its affiliates to utilize the models for other communities located in Lely Resort, as Developer and/or any of Developer's affiliates as developers of other communities in Lely Resort may so determine, in their sole discretion.

         29.2.    Assignment

                  This Article 29 may not be suspended, superseded or modified in any manner by any amendment to the Declaration, unless such amendment is consented to in writing by Developer. This right of use and transaction of business as set forth in Article 29 may be assigned in writing by Developer in whole or in part.

                             30. GENERAL PROVISIONS

         30.1.    Withdrawal Notice and Other Units

                  30.1.1. Rights of Developer. Nothing contained in this Declaration shall be deemed to prohibit Developer from developing any condominium or other types of units, other than the Condominium Units within the Condominium ("Other Units"), upon any portion of any Subsequent Phase with respect to which Developer has recorded amongst the Public Records a Withdrawal Notice.

                  30.1.2. Rights of Owners of Other Units to Use Neighborhood Common Areas (as defined in the Community Declaration), Condominium Association Property and Easements Created for Access. In the event that Developer constructs Other Units, the owners of such Other Units ("Other Unit Owners") and their family members, guests, invitees, and lessees may have as an appurtenance to and a covenant running with such Other Units: (i) the right to use and enjoy any landscaped areas, walks, parking areas, other facilities and improvements, including, but not limited to, the real property and all improvements which comprise the Condominium Association Property in the same manner and with the same privileges as Condominium Unit Owners have or may have from time to time;
(ii) a perpetual nonexclusive easement over, across and through the Condominium Association Property for the use and enjoyment thereof and from and to public ways, including dedicated streets; and (iii) the right to use and enjoy the "Neighborhood Common Areas."



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Condominium Unit Owners shall have a similar perpetual nonexclusive easement for ingress and egress and access to, over and across the walks and other rights-of-way located upon the portion of the Land covered by a Withdrawal Notice from and to public ways, including dedicated streets and the any condominium association or homeowner association property, subject to rules and regulations established by the association governing the use and enjoyment of such easements. The Condominium Association shall not establish any rule or regulation with respect to the use and enjoyment of the Condominium Association Property or the easements created by this Paragraph 30.1.2 which do not apply uniformly to the Condominium Unit Owners, Other Unit Owners and their respective family members, guests, invitees and lessees.

                  30.1.3.   Obligations  of  Other  Units.  In  the  event  that
Developer develops Other Units, the Condominium Association shall itemize separately in the annual budget of the Condominium Association and all adjustments and revisions thereto, the expenses ("Other Unit Expenses") anticipated to be incurred by the Condominium Association to administer, operate, maintain, repair, and improve the Condominium Association Property including, but not limited to, the cost and expense of any taxes and insurance which can be determined as applicable solely to the Condominium Association Property. The Other Unit Expenses shall be reasonably divided between the Condominium Association and the Other Units as determined by the Board of the
Condominium Association. Then, the respective portion shall then be assessed among all existing Condominium Units in the same percentages as set forth in the Schedule of Shares, and the respective portion shall be assessed against the "Other Units Subject to Assessment" (as hereinafter defined) on such basis as is set forth in their applicable neighborhood documents, whether condominium or non- condominium. Each Other Unit Subject to Assessment shall also be responsible for its proportionate share of any expense with respect solely to the Condominium Association Property which would be subject to a Special Assessment against Condominium Units. "Other Units Subject to Assessment" shall mean the total number of Other Units developed from time to time on any portion of the Land originally intended to be a Subsequent Phase with respect to which the Developer has recorded amongst the Public Records a Withdrawal Notice and to which Developer has granted the right to use the improvements located upon the Condominium Association Property, which shall become subject to assessment as provided in Paragraph 30.1 upon the recording amongst the Public Records of a declaration adding such Other Units to the Fala Bella Resort and Golf Club "Neighborhood" pursuant to the Neighborhood Declaration. In the event of condemnation of any Other Units Subject to Assessment, assessments against such Other Units Subject to Assessment shall be reduced or eliminated on the same basis as Assessments shall be reduced or eliminated with respect to Condominium Units.

                  30.1.4. Liens upon Other Units. There shall be a charge on and continuing lien upon all Other Units Subject to Assessment against which assessment is made as provided in Paragraph 30.1 which shall be subject to all provisions herein to which Condominium Units are subject, including, but not limited to, the rights of foreclosure of Other Units Subject to Assessment and such right shall be set forth in the documents establishing the Other Units.

                  30.1.5. Conflict with Other Provisions. The matters set forth in Paragraphs 30.1.2, 30.1.3 and 30.1.4 shall only become applicable if, as and when Developer develops Other Units, and, in such event, shall control in the event of any conflict between the terms and provisions of such Paragraphs 30.1.2, 30.1.3 and 30.1.4 and the terms and provisions of any other Paragraphs in this Declaration. Amendment of this Article 30 shall require, in addition to any votes or approvals elsewhere required, the written consent of Developer for so long as Developer owns any



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



Condominium Units or Other Units or any portion of the Land upon which they can be built and by a majority of the Other Unit Owners, if any.

                  30.1.6. Merger. In the event Developer develops Other Units which are submitted to the condominium form of ownership, the Condominium Association may merge the condominiums operated by the Condominium Association by calling a special meeting for such purpose, obtaining the affirmative vote of seventy-five percent (75%) of the owners in each such condominium, obtaining the approval of all record owners of liens, and upon the recording of new or amended Articles of Incorporation, Declarations, and Bylaws.

         30.2.    Severability

                  Invalidation of any one of these covenants or restrictions or of any of the terms and conditions herein contained shall in no way affect any other provisions which shall remain in full force and effect.

         30.3.    Rights of Mortgagees

                  30.3.1. Right to Notice. The Condominium Association shall make available for inspection upon request, during normal business hours or under reasonable circumstances, the Neighborhood Documents and the books, records and financial statements of the Condominium Association to Condominium Unit Owners, prospective purchasers and the holders, insurers or guarantors of any first mortgages encumbering Condominium Units. In addition, evidence of insurance shall be issued to each Condominium Unit Owner and mortgagee holding a mortgage encumbering a Condominium Unit upon written request to the Condominium Association.

                  30.3.2. Rights of Listed Mortgagee. Upon written request to the Condominium Association, identifying the name and address of the Listed Mortgagee of a mortgage encumbering a Condominium Unit and the legal description of such Condominium Unit, the Condominium Association shall provide such Listed Mortgagee with timely written notice of the following:

                           30.3.2.1.  Any  condemnation,  loss or casualty  loss
which affects any material portion of the Condominium or any Condominium Unit encumbered by a first mortgage held, insured or guaranteed by such Listed Mortgagee;

                           30.3.2.2.   Any  lapse,   cancellation   or  material
modification of any insurance policy or fidelity bond maintained by the Condominium Association;

                           30.3.2.3. Any proposed action which would require the
consent of mortgagees holding a mortgage encumbering a Condominium Unit; and

                           30.3.2.4.  Any  failure by a  Condominium  Unit Owner
owning a Condominium Unit encumbered by a mortgage held, insured or guaranteed by such Listed Mortgagee to perform his or her obligations under the Neighborhood Documents, including, but not limited to, any delinquency in the payment of Annual Assessments or Special Assessments, or any other charge owed to the Condominium Association by said Condominium Unit Owner where such failure or delinquency has continued for a period of sixty (60) days.




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



                  30.3.3. Right of Listed Mortgagee to Receive Financial Statement. Any Listed Mortgagee shall, upon written request made to the Condominium Association, be entitled free of charge to financial statements from the Condominium Association for the prior fiscal year and the same shall be furnished within a reasonable time following such request.

                  30.3.4. Right to Cover Cost. Developer (until the date when control of the Association is turned over to Home Owners other than the Developer) and any Listed Mortgagee shall have the right, but not the obligation, jointly or singularly, and at their sole option, to pay any of the Assessments which are in default and which may or have become a charge against any Condominium Unit. Further, Developer (until the date when control of the Association is turned over to Home Owners other than the Developer) and any Listed Mortgagees shall have the right, but not the obligation, jointly or singularly, and at their sole option, to pay insurance premiums or fidelity bond premiums or any New Total Tax on behalf of the Condominium Association where, in regard to insurance premiums, the premiums are overdue and where lapses in policies may or have occurred or, in regard to New Total Taxes, where such tax is in default and which may or has become a charge against the Condominium Property. Developer and any Listed Mortgagees paying insurance premiums or any New Total Tax on behalf of the Condominium Association as set forth above shall be entitled to immediate reimbursement from the Condominium Association plus any costs of collection, including, but not limited to, Legal Fees.

         30.4.    Developer Approval of Condominium Association Actions

                  Notwithstanding anything in this Declaration to the contrary, while Developer holds Condominium Units for sale or lease in the ordinary course of business, none of the following actions may be taken without approval in writing by Developer:

                           (i) Assessment of Developer as a Condominium Unit Owner for capital improvements; and

                           (ii) Any action by the Condominium Association that would be detrimental to the sale or leasing of Condominium Units by Developer, or that would interfere with the operation of Fala Bella Resort and Golf Club as a transient resort facility.

                  The determination as to what actions would be detrimental or what constitutes capital improvements shall be in the sole discretion of Developer; provided, however, that an increase in assessments for Common Expenses without discrimination against Developer shall not be deemed to be detrimental to the sale or lease of Condominium Units.

         30.5.    Notices

                  Any notice or other communication required or permitted to be given or delivered hereunder shall be deemed properly given and delivered upon the mailing thereof by United States mail, postage prepaid, to: (i) any Condominium Unit Owner, at the address of the person whose name appears as the Condominium Unit Owner on the records of the Condominium Association at the time of such mailing and, in the absence of any specific address, at the address of the Condominium Unit owned by such Condominium Unit Owner; (ii) the Condominium Association, certified mail, return receipt requested, at 100 Mahogany Run Lane, Naples, Florida 34114, or such other address as the Condominium Association shall hereinafter notify Developer and the



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Condominium  Unit Owners of in writing;  and (iii)  Developer,  certified  mail, return receipt requested, to A. Jack Solomon, 3185 Horseshoe Drive South, Naples, Florida 34104, or such other address or addresses as Developer shall hereafter notify the Condominium Association of in writing, any such notice to the Condominium Association of a change in Developer's address being deemed notice to the Condominium Unit Owners. Upon request of a Condominium Unit Owner the Condominium Association shall furnish to such Condominium Unit Owner the then current address for Developer as reflected by the Condominium Association records.

         30.6.    No Time-Share Estates

                  Pursuant to the requirements of Section 718.403(f) of the Act, it is hereby specified that no time share estates will be created with respect to Condominium Units in any Phase.

         30.7.    Assignment of Developer's Rights

                  Developer shall have the right to assign, in whole or in part, any of its rights granted under this Declaration. No Condominium Unit Owner or other purchaser of a portion of the Land shall, solely by the purchase, be deemed a successor or assignee of any rights granted to Developer under this Declaration, unless such purchaser is specifically designated as such in an instrument executed by the Developer

         30.8.    Lease or Transient Lodging

                  A lessee or transient lodger of a Condominium Unit shall by execution of a lease or transient occupation of a Condominium Unit, be bound by all applicable terms and provisions of this Declaration and the Neighborhood Documents and be deemed to accept his or her leasehold estate or other occupancy subject to this Declaration and the Neighborhood Documents, agree to conform and comply with all provisions contained therein and allow the lessor or the Condominium Association to fulfill all obligations imposed pursuant thereto.

         30.9.    Documents

                  Any person reading this Declaration is hereby put on notice that this Condominium is part of Lely Resort and, as such, is subject to the Community Declaration, and the Neighborhood Declaration, as such documents may be amended from time to time. These documents and all amendments thereto are superior to this Declaration and should be read in conjunction with this Declaration and other Neighborhood Documents.

         30.10.   Security

                  The  Condominium  Association  may, but shall not be obligated to, maintain or support certain activities within the Condominium designed to make the Condominium safer than it otherwise might be. Developer shall not in any way or manner be held liable or responsible for any violation of this Declaration by any person other than Developer. Additionally, NEITHER DEVELOPER, THE CDD, THE COMMUNITY ASSOCIATION NOR THE CONDOMINIUM ASSOCIATION MAKE ANY REPRESENTATIONS WHATSOEVER AS TO THE SECURITY OF THE PREMISES OR THE EFFECTIVENESS OF ANY MONITORING SYSTEM OR SECURITY SERVICE. ALL CONDOMINIUM UNIT OWNERS AGREE TO HOLD DEVELOPER, THE CDD, THE COMMUNITY ASSOCIATION AND THE CONDOMINIUM



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



ASSOCIATION HARMLESS FROM ANY LOSS OR CLAIM ARISING FROM THE OCCURRENCE OF ANY CRIME OR OTHER ACT. NEITHER THE CONDOMINIUM ASSOCIATION, DEVELOPER, THE COMMUNITY ASSOCIATION, THE CDD, NOR ANY SUCCESSOR DEVELOPER SHALL IN ANY WAY BE CONSIDERED INSURERS OR GUARANTORS OF SECURITY WITHIN THE CONDOMINIUM. NEITHER THE CONDOMINIUM ASSOCIATION, DEVELOPER, THE COMMUNITY ASSOCIATION, THE CDD, NOR ANY SUCCESSOR DEVELOPER, SHALL BE HELD LIABLE FOR ANY LOSS OR DAMAGE BY REASON OR FAILURE TO PROVIDE ADEQUATE SECURITY OR INEFFECTIVENESS OF SECURITY MEASURES UNDERTAKEN, IF ANY. ALL CONDOMINIUM UNIT OWNERS AND OCCUPANTS OF ANY CONDOMINIUM UNIT, AND TENANTS, GUESTS AND INVITEES OF A CONDOMINIUM UNIT OWNER, ACKNOWLEDGE THAT THE CONDOMINIUM ASSOCIATION AND ITS BOARD, THE COMMUNITY ASSOCIATION AND ITS BOARD, DEVELOPER, THE CDD, OR ANY SUCCESSOR DEVELOPER DO NOT REPRESENT OR WARRANT THAT ANY FIRE PROTECTION SYSTEM, BURGLAR ALARM SYSTEM OR OTHER SECURITY SYSTEM, IF ANY, DESIGNATED BY OR INSTALLED ACCORDING TO GUIDELINES ESTABLISHED BY DEVELOPER, THE CDD, THE COMMUNITY ASSOCIATION, OR THE CONDOMINIUM ASSOCIATION MAY NOT BE COMPROMISED OR CIRCUMVENTED, THAT ANY FIRE PROTECTION OR BURGLAR ALARM SYSTEMS OR OTHER SECURITY SYSTEMS OR OTHER SECURITY SYSTEMS WILL IN ALL CASES PROVIDE THE DETECTION OR PROTECTION FOR WHICH THE SYSTEM IS DESIGNED OR INTENDED. EACH CONDOMINIUM UNIT OWNER AND OCCUPANT OF ANY CONDOMINIUM UNIT AND EACH TENANT, GUEST AND INVITEE OF A CONDOMINIUM UNIT OWNER, ACKNOWLEDGES AND UNDERSTANDS THAT THE CONDOMINIUM ASSOCIATION, ITS BOARD, THE COMMUNITY
ASSOCIATION AND ITS BOARD, THE CDD AND ITS BOARD, DEVELOPER AND ANY SUCCESSOR DEVELOPER, ARE NOT INSURERS AND THAT EACH CONDOMINIUM UNIT OWNER AND OCCUPANT OF ANY CONDOMINIUM UNIT AND EACH TENANT, GUEST AND INVITEE OF A CONDOMINIUM UNIT OWNER ASSUMES ALL RISKS FOR LOSS OR DAMAGE TO PERSONS, TO CONDOMINIUM UNITS AND TO THE CONTENTS OF CONDOMINIUM UNITS AND FURTHER ACKNOWLEDGES THAT THE CONDOMINIUM ASSOCIATION AND ITS BOARD, THE COMMUNITY ASSOCIATION AND ITS BOARD, THE CDD AND ITS BOARD, DEVELOPER OR ANY SUCCESSOR DEVELOPER HAVE MADE NO REPRESENTATIONS OR WARRANTIES NOR HAS ANY CONDOMINIUM UNIT OWNER OR OCCUPANT OF ANY CONDOMINIUM UNIT, OR ANY TENANT, GUEST OR INVITEE OF A CONDOMINIUM UNIT OWNER RELIED UPON ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, RELATIVE TO ANY FIRE AND/OR BURGLAR ALARM SYSTEMS OR OTHER SECURITY SYSTEMS RECOMMENDED OR INSTALLED, IF ANY, OR ANY SECURITY MEASURES UNDERTAKEN WITHIN THE CONDOMINIUM, IF ANY.

                     31. PROVISIONS RELATING TO TERMINATION

         31.1.    Survival of Certain Obligations and Restrictions

                  In the event the Condominium is terminated in accordance with and pursuant to the provisions of this Declaration, or if such provisions shall not apply for any reason pursuant to law, Developer declares, and all Condominium Unit Owners by taking title to a Condominium Unit covenant and agree, that the documents providing for such termination shall require: (i) that any



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improvements upon what now comprises or hereafter shall comprise the Condominium
Property which are committed to residential use shall be for residential use only and shall contain Resort Units of a number not in excess of the number of Resort Units now or hereafter in the Condominium; and (ii) the Condominium Unit Owners of the Condominium, of both Resort and Commercial Units (as tenants in common of the Condominium Property as set forth in Paragraph 31.3 below) shall remain obligated to pay their share of the Common Expenses and expenses due the Community Association, which will continue to be allocated to the Condominium Property in the manner provided in the Neighborhood Documents as fully as though the Condominium were never terminated, and the obligation to make such payments shall be enforceable by all of the remedies provided for in this Declaration, including a lien on the real property previously included in the Condominium, including the portion now designated as Condominium Units.

         31.2.    Manner of Termination

                  This Declaration may be terminated by the affirmative written consent of Condominium Unit Owners owning ninety-five percent (95%) of the Condominium Units then part of the Condominium and the written consent of all Listed Mortgagees then holding mortgages encumbering Condominium Units in the Condominium; provided, however, that the Board consents to such termination by a vote of three-fourths (3/4) of the entire Board taken at a special meeting called for that purpose shall also be required; and also provided that, for so long as Developer owns a Condominium Unit or has the right to add a Subsequent Phase to the Condominium, Developer must consent in writing to such termination.

         31.3.    Ownership of Common Elements

                  In the event of the termination of the Condominium, the Condominium Property shall be deemed removed from the provisions of the Act and shall be owned in common by the Condominium Unit Owners, pro rata, in accordance with the percentage each Condominium Unit Owner shares in the Common Elements, as provided in this Declaration; provided, however, each Condominium Unit Owner shall continue to be responsible and liable for his or her share of the Common Expenses under the Declaration and Community Declaration, and any and all lien rights provided for in this Declaration or elsewhere shall continue to run with the real property designated herein as Condominium Property and shall encumber the respective percentage shares of the Condominium Unit Owners thereof as tenants in common.





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



         IN WITNESS WHEREOF, Developer has caused these presents to be duly executed this day of , 1999.

WITNESSES:                         LELY GOLF VILLAS I LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By: Ronto Golf Developments, Inc.
                                   a Florida corporation
                                   a General Partner

                                   By:
                                   Print Name: _______________________________
                                   Title:_____________________________________
Printed Name
                                           (CORPORATE SEAL)



Printed Name


STATE OF FLORIDA
COUNTY OF COLLIER

         The foregoing instrument was acknowledged before me this day of , 1999, by _______________________ the _____________________ of Ronto Golf Developments,
Inc., a Florida corporation, as a General Partner of LELY GOLF VILLAS I LIMITED PARTNERSHIP, a Delaware limited partnership, who is personally known to me. He/She affixed thereto the seal of the corporation.


                                        Notary Public

                                        Typed, Printed or Stamped Notary Name

                                        My Commission Expires:



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




                                    EXHIBIT A
                                       TO
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


                          Legal Description of the Land
                          -----------------------------

Please refer to the legal descriptions for Phases One through Seventeen, Commercial Phases One through Four, the Roadway, Parking and Lakes Tract 1 (the Initial Association Property), and Roadway and Parking Tract 2, Common Recreational Tract 1, Common Recreational Tract 2, Spa Tract 1, Spa Tract 2, and the Tennis Court Parcel (collectively the Subsequent Association Property), and the Notes to the Survey, all of Fala Bella Resort and Golf Club of Naples, a Condominium, which are part of Exhibit B hereof, which in the aggregate comprise the Land.

                                    EXHIBIT B
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


                   Legal Descriptions and Surveys, Plot Plans
                    and Graphic Descriptions of Improvements
                        for Phases One through Seventeen,
                       Commercial Phases One through Four,
                        the Initial Association Property,
                       the Subsequent Association Property
                           and the Notes to the Survey

                                    EXHIBIT C
                                       TO
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


                            Articles of Incorporation
                                       of
     Fala Bella Resort and Golf Club of Naples Condominium Association, Inc.

                                    EXHIBIT D
                                       TO
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


Bylaws of Fala  Bella  Resort and Golf Club of Naples  Condominium  Association,
Inc.

                                    EXHIBIT E
                                       TO
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM

                                    Site Plan

                                    EXHIBIT F
                                       TO
                           DECLARATION OF CONDOMINIUM
                                       OF
            FALA BELLA RESORT AND GOLF CLUB OF NAPLES, A CONDOMINIUM


                               Schedule of Shares